                                                                   Exhibit 10.12
                                                                   -------------

                                    FORM OF
                                LOAN AGREEMENT

                                 By and Among

                     SPECIALTY PRODUCTS AND INSULATION CO.

                                      and

                          MELLON BANK, N.A., as Agent
                       AND THE LENDERS DESCRIBED HEREIN



                      __________________________________


                            Dated:  June ____, 1998

                               TABLE OF CONTENTS
                               -----------------


1.  DEFINITIONS                                                                1
    -----------
           1.1  Accounting Terms............................................   1
               -------------------------------------------------------------
           1.2  "Acquisition Documents".....................................   1
               -------------------------------------------------------------
           1.3  "Acquisition Transaction"...................................   1
               -------------------------------------------------------------
           1.4  "Adjusted EBITDA"...........................................   1
               -------------------------------------------------------------
           1.5  "Advances"..................................................   1
               -------------------------------------------------------------
           1.6  "Affiliate".................................................   1
               -------------------------------------------------------------
           1.7  "Applicable LC Fee".........................................   1
               -------------------------------------------------------------
           1.8  "Applicable Usage Fee"......................................   2
               -------------------------------------------------------------
           1.9  "Applicable Margin".........................................   2
               -------------------------------------------------------------
          1.10  "Business Day"..............................................   2
               -------------------------------------------------------------
          1.11  "Capital Expenditures"......................................   2
               -------------------------------------------------------------
          1.12  "Capitalized Leases"........................................   2
               -------------------------------------------------------------
          1.13  "Capitalized Lease Obligations".............................   2
               -------------------------------------------------------------
          1.14  "Change of Control".........................................   2
               -------------------------------------------------------------
          1.15  "Commitment"................................................   2
               -------------------------------------------------------------
          1.16  "Compliance Certificate"....................................   3
               -------------------------------------------------------------
          1.17  "Corporation"...............................................   3
               -------------------------------------------------------------
          1.18  "Current Assets"............................................   3
               -------------------------------------------------------------
          1.19  "Current Liabilities".......................................   3
               -------------------------------------------------------------
          1.20  "Defaulting Lender".........................................   3
               -------------------------------------------------------------
          1.21  "EBITDA"....................................................   3
               -------------------------------------------------------------
          1.22  "Environmental Affiliate"...................................   3
               -------------------------------------------------------------
          1.23  "Environmental Cleanup Site"................................   3
               -------------------------------------------------------------
          1.24  "Environmental Requirements"................................   3
               -------------------------------------------------------------
          1.25  "Event of Default"..........................................   3
               -------------------------------------------------------------
          1.26  "Federal Funds Based Portion"...............................   3
               -------------------------------------------------------------
          1.27  "Federal Funds Based Rate"..................................   3
               -------------------------------------------------------------
          1.28  "Federal Funds Based Rate Notification".....................   4
               -------------------------------------------------------------
          1.29  "Federal Funds Effective Rate"..............................   4
               -------------------------------------------------------------
          1.30  "GAAP"......................................................   4
               -------------------------------------------------------------
          1.31  "Good Business Day".........................................   4
               -------------------------------------------------------------
          1.32  "Indebtedness"..............................................   4
               -------------------------------------------------------------
          1.33  "Interest Coverage Ratio"...................................   4
               -------------------------------------------------------------
          1.34  "Interest Expense"..........................................   5
               -------------------------------------------------------------
          1.35  "Issuing Bank"..............................................   5
               -------------------------------------------------------------
          1.36  "Lender Indebtedness".......................................   5
               -------------------------------------------------------------
          1.37  "Letter of Credit Advances".................................   5
               -------------------------------------------------------------
          1.38  "LIBOR Based Rate"..........................................   5
               -------------------------------------------------------------
          1.39  "LIBOR Rate Notification"...................................   5
               -------------------------------------------------------------
          1.40  "LIBOR Rate Portion"........................................   5
               -------------------------------------------------------------
          1.41  "LIBOR Rate Reserve Percentage".............................   6
               -------------------------------------------------------------
          1.42  "Loan Documents"............................................   6
               -------------------------------------------------------------
          1.43  "Maximum Amount"............................................   6
               -------------------------------------------------------------
          1.44  "Material Adverse Effect"...................................   6
               -------------------------------------------------------------
          1.45  "Net Worth".................................................   6
               -------------------------------------------------------------

          1.46  "Mellon"....................................................   6
               -------------------------------------------------------------
          1.47  "Obligor"...................................................   6
                ------------------------------------------------------------
          1.48  "Permitted Acquisition".....................................   6
                ------------------------------------------------------------
          1.49  "Person"....................................................   6
               -------------------------------------------------------------
          1.50  "Prime Based Rate"..........................................   6
               -------------------------------------------------------------
          1.51  "Prime Based Rate Notification".............................   6
               -------------------------------------------------------------
          1.52  "Prime Based Portion".......................................   7
               -------------------------------------------------------------
          1.53  "Prime Rate"................................................   7
               -------------------------------------------------------------
          1.54  "Pro Rata Percentage".......................................   7
               -------------------------------------------------------------
          1.55  "Pro Rata Share"............................................   7
               -------------------------------------------------------------
          1.56  "Rate Period"...............................................   7
               -------------------------------------------------------------
          1.57  "Reimbursement Obligation"..................................   7
               -------------------------------------------------------------
          1.58  "Required Lenders"..........................................   7
               -------------------------------------------------------------
          1.59  "Special Materials".........................................   7
               -------------------------------------------------------------
          1.60  "Subsidiary"................................................   7
               -------------------------------------------------------------
          1.61  "Tangible Net Worth"........................................   8
               -------------------------------------------------------------

2.  THE REVOLVER; USE OF PROCEEDS                                              8
    -----------------------------
          2.1  Revolving Credit.............................................   8
               -------------------------------------------------------------
          2.2  Use of Proceeds..............................................   8
               -------------------------------------------------------------
          2.3  Method of Advances...........................................   8
               -------------------------------------------------------------
          2.4  Letter of Credit Advances....................................   9
               -------------------------------------------------------------
          2.5  Settlement Among Lenders.....................................  11
               -------------------------------------------------------------

3.  INTEREST RATES                                                            13
    --------------
          3.1  Interest Rate Options........................................  13
               -------------------------------------------------------------
          3.2  Default Interest.............................................  15
               -------------------------------------------------------------
          3.3  Post Judgment Interest.......................................  15
               -------------------------------------------------------------
          3.4  Calculation..................................................  15
               -------------------------------------------------------------
          3.5  Limitation of Interest to Maximum Lawful Rate................  15
               -------------------------------------------------------------
4.  PAYMENTS AND FEES                                                         15
    -----------------
          4.1  Interest Payments............................................  15
               -------------------------------------------------------------
          4.2  Principal Payments...........................................  15
               -------------------------------------------------------------
          4.3  Letter of Credit Fees........................................  16
               -------------------------------------------------------------
          4.4  Usage Fee....................................................  16
               -------------------------------------------------------------
          4.5  Late Charge..................................................  16
               -------------------------------------------------------------
          4.6  Termination of Revolver......................................  16
               -------------------------------------------------------------
          4.7  Payment Method...............................................  16
               -------------------------------------------------------------
          4.8  Application of Payments......................................  16
               -------------------------------------------------------------
          4.9  Loan Account.................................................  16
               -------------------------------------------------------------
         4.10  Indemnity; Loss of Margin....................................  17
               -------------------------------------------------------------
         4.11  Indemnity for LIBOR Portion..................................  18
               -------------------------------------------------------------
         4.12  Taxes........................................................  18
               -------------------------------------------------------------
         4.13  Fees to Agent................................................  19
 /TABLE>
5.  COLLECTION OF RECEIVABLES                                                 19
    -------------------------

6.  REPRESENTATIONS AND WARRANTIES                                            19
    ------------------------------

          6.1  Valid Organization, Good Standing and Qualification..........  19
               -------------------------------------------------------------
          6.2  Licenses.....................................................  19
               -------------------------------------------------------------
          6.3  Ownership Interests..........................................  20
               -------------------------------------------------------------
          6.4  Subsidiaries.................................................  20
               -------------------------------------------------------------
          6.5  Financial Statements.........................................  20
               -------------------------------------------------------------
          6.6  No Material Adverse Change in Financial Condition............  20
               -------------------------------------------------------------
          6.7  Pending Litigation or Proceedings............................  20
               -------------------------------------------------------------
          6.8  Due Authorization; No Legal Restrictions.....................  20
               -------------------------------------------------------------
          6.9  Enforceability...............................................  20
               -------------------------------------------------------------
         6.10  No Default Under Other Obligations, Orders or
                Governmental Regulations....................................  20
               -------------------------------------------------------------
         6.11  Governmental Consents........................................  21
               -------------------------------------------------------------
         6.12  Taxes........................................................  21
               -------------------------------------------------------------
         6.13  Title to Property............................................  21
               -------------------------------------------------------------
         6.14  Addresses....................................................  21
               -------------------------------------------------------------
         6.15  Current Compliance...........................................  21
               -------------------------------------------------------------
         6.16  Pension Plans................................................  21
               -------------------------------------------------------------
         6.17  Leases and Contracts.........................................  21
               -------------------------------------------------------------
         6.18  Intellectual Property........................................  22
               -------------------------------------------------------------
         6.19  Business Interruptions.......................................  22
               -------------------------------------------------------------
         6.20  Year 2000 Warranty...........................................  22
               -------------------------------------------------------------
         6.21  Accuracy of Representations and Warranties...................  22
               -------------------------------------------------------------

7.  GENERAL COVENANTS                                                         22
    -----------------
          7.1   Payment of Principal, Interest and Other Amounts Due........  22
                ------------------------------------------------------------
          7.2   Limitation on Sale and Leaseback............................  22
                ------------------------------------------------------------
          7.3   Limitation on Indebtedness..................................  23
                ------------------------------------------------------------
          7.4   Investments and Loans.......................................  23
                ------------------------------------------------------------
          7.5   Guaranties..................................................  23
                ------------------------------------------------------------
          7.6   Disposition of Assets.......................................  24
                ------------------------------------------------------------
          7.7   Merger; Consolidation; Business Acquisitions; Subsidiaries..  24
                ------------------------------------------------------------
          7.8   Taxes; Claims for Labor and Materials.......................  24
                ------------------------------------------------------------
          7.9   Liens.......................................................  25
                ------------------------------------------------------------
          7.10  Existence; Approvals; Qualification; Business Operations;
                Compliance with Laws........................................  25
                ------------------------------------------------------------
          7.11  Maintenance of Properties, Intellectual Property............  26
                ------------------------------------------------------------
          7.12  Insurance...................................................  26
                ------------------------------------------------------------
          7.13  Inspections; Examinations...................................  26
                ------------------------------------------------------------
          7.14  Default Under Other Indebtedness............................  27
                ------------------------------------------------------------
          7.15  Pension Plans...............................................  27
                ------------------------------------------------------------
          7.16  Bank of Account.............................................  27
                ------------------------------------------------------------
          7.17  Maintenance of Management...................................  27
                ------------------------------------------------------------
          7.18  Transactions with Affiliates................................  27
                ------------------------------------------------------------
          7.19  Change of Control...........................................  27
                ------------------------------------------------------------
          7.20  Name or Address Change......................................  27
                ------------------------------------------------------------
          7.21  Notices.....................................................  27
                ------------------------------------------------------------
          7.22  Additional Documents and Future Actions.....................  28
                ------------------------------------------------------------
          7.23  Material Adverse Contracts..................................  28
                ------------------------------------------------------------
          7.24  Restrictions on Use of Proceeds.............................  28
                ------------------------------------------------------------

8.  FINANCIAL COVENANTS                                                       28
    -------------------
          8.1  Indebtedness to Adjusted EBITDA..............................  28
               -------------------------------------------------------------
          8.2  Indebtedness to Tangible Net Worth...........................  28
               -------------------------------------------------------------
          8.3  Interest Coverage Ratio......................................  28
               -------------------------------------------------------------
          8.4  Current Ratio................................................  28
               -------------------------------------------------------------
          8.5  Net Worth....................................................  28
               -------------------------------------------------------------
          8.6  Capital Expenditures.........................................  29
               -------------------------------------------------------------
          8.7  Changes to Financial Covenants...............................  29
               -------------------------------------------------------------

9.  ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS                      29
    ----------------------------------------------------
          9.1  Annual Statements............................................  29
               -------------------------------------------------------------
          9.2  Operating and Capital Budget.................................  29
               -------------------------------------------------------------
          9.3  Quarterly Statements.........................................  30
               -------------------------------------------------------------
          9.4  Audit Reports................................................  30
               -------------------------------------------------------------
          9.5  Reports to Governmental Agencies and Other Creditors.........  30
               -------------------------------------------------------------
          9.6  Requested Information........................................  30
               -------------------------------------------------------------
          9.7  Compliance Certificates......................................  30
               -------------------------------------------------------------
          9.8  Accountant's Certificate.....................................  30
               -------------------------------------------------------------

10.  ENVIRONMENTAL REPRESENTATIONS AND COVENANTS                              31
     -------------------------------------------
          10.1  Representations.............................................  31
                ------------------------------------------------------------
          10.2  Real Property...............................................  31
                ------------------------------------------------------------
          10.3  Covenant Regarding Compliance...............................  31
                ------------------------------------------------------------
          10.4  Notices.....................................................  32
                ------------------------------------------------------------
          10.5  Indemnity...................................................  32
                ------------------------------------------------------------
          10.6  Survival....................................................  32
                ------------------------------------------------------------
          10.7  Definitions.................................................  32
                ------------------------------------------------------------

11.  CONDITIONS OF CLOSING                                                    33
     ---------------------
          11.1  Loan Documents..............................................  33
                ------------------------------------------------------------
          11.2  Representations and Warranties..............................  33
                ------------------------------------------------------------
          11.3  No Default..................................................  33
                ------------------------------------------------------------
          11.4  Proceedings and Documents...................................  33
                ------------------------------------------------------------
          11.5  Delivery of Other Documents.................................  33
                ------------------------------------------------------------

12.  CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES                                34
     -----------------------------------------
          12.1  Representations and Warranties..............................  34
                ------------------------------------------------------------
          12.2  No Default..................................................  34
                ------------------------------------------------------------
          12.3  Other Requirements..........................................  35
                ------------------------------------------------------------

13.  DEFAULT AND REMEDIES                                                     35
     --------------------
           13.1  Events of Default..........................................  35
                ------------------------------------------------------------
           13.2  Remedies...................................................  36
                ------------------------------------------------------------
           13.3  Set-Off....................................................  37
                ------------------------------------------------------------
           13.4  Delay or Omission Not Waiver...............................  37
                ------------------------------------------------------------
           13.5  Remedies Cumulative; Consents..............................  37
                ------------------------------------------------------------
           13.6  Certain Fees, Costs, Expenses and Expenditures.............  37
                ------------------------------------------------------------
           13.7  Time is of the Essence.....................................  38
                ------------------------------------------------------------

           13.8  Acknowledgment of Confession of Judgment Provisions........  38
                ------------------------------------------------------------

     14.  AGENT                                                               38
          -----
           14.1  Appointment of Agent.......................................  38
                 -----------------------------------------------------------
           14.2  Holding of Collections.....................................  39
                 -----------------------------------------------------------
           14.3  Fees.......................................................  39
                 -----------------------------------------------------------
           14.4  Collections and Disbursements..............................  39
                 -----------------------------------------------------------
           14.5  Delegation of Duties; Discretion; Instructions.............  40
                 -----------------------------------------------------------
           14.6  Nature of Duties...........................................  40
                 -----------------------------------------------------------
           14.7  Lack of Reliance on the Agent..............................  41
                 -----------------------------------------------------------
           14.8  Resignation................................................  41
                 -----------------------------------------------------------
           14.9  Certain Rights of Agent....................................  41
                 -----------------------------------------------------------
          14.10  Reliance...................................................  41
                 -----------------------------------------------------------
          14.12  The Agent in its Capacity as Lender........................  42
                 -----------------------------------------------------------
          14.13  Other Loans................................................  42
                 -----------------------------------------------------------
          14.14  Disclosure of Information; Audits..........................  42
                 -----------------------------------------------------------
          14.15  Actions by Agent...........................................  42
                 -----------------------------------------------------------
          14.16  Sharing of Risk; Indemnification; Expenses.................  43
                 -----------------------------------------------------------
          14.17  Consultation with Counsel..................................  44
                 -----------------------------------------------------------
          14.18  Documents..................................................  44
                 -----------------------------------------------------------
          14.19  Several Obligations........................................  44
                 -----------------------------------------------------------
          14.20  No Third Party Beneficiary.................................  44
                 -----------------------------------------------------------
          14.21  Participations and Assignments.............................  44
                 -----------------------------------------------------------

15.  COMMUNICATIONS AND NOTICES                                               45
     --------------------------
          15.1   Communications and Notices.................................  45
                 -----------------------------------------------------------

16.  WAIVERS                                                                  46
     -------
          16.1   Waivers....................................................  46
                 -----------------------------------------------------------
          16.2   Forbearance................................................  47
                 -----------------------------------------------------------

17.  SUBMISSION TO JURISDICTION                                               47
     --------------------------
          17.1   Submission to Jurisdiction.................................  47
                 -----------------------------------------------------------

18.  MISCELLANEOUS                                                            47
     -------------
           18.1  Brokers....................................................  47
                  ----------------------------------------------------------
           18.2  Use of Lenders' Names......................................  47
                  ----------------------------------------------------------
           18.3  No Joint Venture...........................................  47
                  ----------------------------------------------------------
           18.4  Survival...................................................  47
                  ----------------------------------------------------------
           18.5  No Assignment..............................................  48
                  ----------------------------------------------------------
           18.6  Binding Effect.............................................  48
                  ----------------------------------------------------------
           18.7  Severability...............................................  48
                  ----------------------------------------------------------
           18.8  No Third Party Beneficiaries...............................  48
                  ----------------------------------------------------------
           18.9  Modifications..............................................  48
                  ----------------------------------------------------------
          18.10  Holidays...................................................  48
                  ----------------------------------------------------------
          18.11  Law Governing..............................................  48
                  ----------------------------------------------------------
          18.12  Integration................................................  48
                  ----------------------------------------------------------
          18.13  Exhibits and Schedules.....................................  48
                  ----------------------------------------------------------
          18.14  Headings...................................................  48
                  ----------------------------------------------------------
          18.15  Counterparts...............................................  48
                  ----------------------------------------------------------
          18.16  Waiver of Right to Trial by Jury...........................  48
                   ---------------------------------------------------------

                                 SCHEDULES
                                 ---------

Schedule A      Applicable Margin and Applicable Fee Definitions and
                Determinations

Schedule B      Pro Rata Percentages and Pro Rata Shares

Schedule 6.1    State of Incorporation of Borrower

Schedule 6.3    Pledges, etc. of Borrower

Schedule 6.4    Stock owned by Borrower

Schedule 6.7 Pending or Threatened Litigation or Proceedings Against or Affecting Borrower

Schedule 6.14 Names (including trade names) and Addresses of Borrower identifying chief executive offices

Schedule 6.16   Employee Pension Benefit Plan Obligations of Borrower

Schedule 6.18   Intellectual Property of Borrower

Schedule 7.2    Permitted Sale and Leaseback Transaction

Schedule 7.3    Permitted Indebtedness for Borrowed Money

Schedule 7.4    Permitted Investments and Loans

Schedule 7.9    Permitted Liens and Security Interests

Schedule 7.18   Permitted Affiliate Transactions

Schedule 9.2    Initial Budget - Borrower


                                   EXHIBITS
                                   --------

Exhibit "A"    Form of Note

Exhibit "B"    Form of Compliance Certificate

                                 LOAN AGREEMENT
                                 --------------

     THIS LOAN AGREEMENT (the "AGREEMENT") is made effective the ____ day of June, 1998, among SPECIALTY PRODUCTS & INSULATION CO., a Pennsylvania corporation ("SPI"), each of the Subsidiaries of SPI described on EXHIBIT "A"
                                                                  -----------
attached hereto and made a part hereof (collectively, the "SPI SUBSIDIARIES") MELLON BANK, N.A., a national banking association, in its capacity as agent ("AGENT"), and the financial institutions listed on SCHEDULE B attached hereto
                                                    ----------
and made a part of this Agreement (as such Schedule may be amended, modified or replaced from time to time), in their capacity as lenders (each a "LENDER" and collectively the "LENDERS").

                                 BACKGROUND
                                 ----------

     A. SPI has requested that Lenders extend a certain credit facility to SPI and the SPI Subsidiaries, which Lenders are willing to do on the terms set forth herein.

     B. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in SECTION 1 of this Agreement.
                      ---------

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of SPI and the SPI Subsidiaries by Lenders, the parties hereto, intending to be legally bound hereby, agree as follows:


1.    DEFINITIONS.
----  -----------

     The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

1.1  ACCOUNTING TERMS.  As used in this Agreement, or any certificate, report or
---  ----------------
other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

1.2  "ACQUISITION DOCUMENTS" has such meaning as provided in SECTION 7.7.
---  -----------------------                                 -----------

1.3  "ACQUISITION TRANSACTION" has such meaning as provided in SECTION 7.7.
---  -------------------------                                 -----------

1.4  "ADJUSTED EBITDA" means Borrowers= actual EBITDA on a Consolidated Basis
---  -----------------
for the applicable period plus the pro forma EBITDA for the subject of each Permitted Acquisition provided that the Required Lenders have approved such pro forma EBITDA and any adjustments from the actual or historical version thereof.

1.5  "ADVANCES" means any monies advanced or credit extended to Borrowers by any
---  ----------
Lender under the Revolver, other than the face amount of all undrawn Letters of Credit.

1.6  "AFFILIATE", as to any Person, means each other Person that directly or
---  -----------
indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

1.7  "APPLICABLE LC FEE" means the Applicable LC Fee determined by reference to
---  -------------------
Borrowers' consolidated ratio of Indebtedness to EBITDA in accordance with

SCHEDULE A attached hereto.  The Applicable LC Fee shall be determined initially
----------
as of the date hereof and shall remain in effect until delivery of a new quarterly Compliance Certificate as required under SECTION 9.7 hereof.
                                                   -----------

1.8  "APPLICABLE USAGE FEE" means the Applicable Usage Fee determined by
---  ----------------------
reference to Borrowers= consolidated ratio of Indebtedness to EBITDA in accordance with SCHEDULE A attached hereto. The Applicable Usage Fee shall be
                ----------
determined initially as of the date hereof and shall remain in effect until delivery of a new quarterly Compliance Certificate as required under SECTION 9.7
                                                                     -----------
hereof. If the Compliance Certificate delivered by Borrowers for a quarter indicates that the Applicable Usage Fee then in effect should be adjusted based on the information contained in such Compliance Certificate, Agent shall adjust the Applicable Usage Fee effective as of the first Business Day following receipt of such Compliance Certificate.

1.9  "APPLICABLE MARGIN" means either the Applicable LIBOR Margin, the
---  -------------------                  -----------------------
Applicable Federal Funds Margin, or the Applicable Prime Margin, as applicable,
-------------------------------         -----------------------
determined by reference to Borrowers= consolidated ratio of Indebtedness to
EBITDA in accordance with SCHEDULE A attached hereto.   The Applicable Federal
                          ----------                        ------------------
Funds Margin, the Applicable LIBOR Margin and the Applicable Prime Margin shall
------------      -----------------------         -----------------------
each be determined initially as of the date hereof and such Applicable Margin shall, except as hereinafter provided, remain in effect until delivery of a new quarterly Compliance Certificate as required under SECTION 9.7 hereof. If the
                                                   -----------
Compliance Certificate delivered by Borrowers for a quarter then ended indicates that any Applicable Margin then in effect should be adjusted based on the information contained in such Compliance Certificate, Agent shall adjust the Applicable Margin effective the first Business Day following receipt of such Compliance Certificate. Should Borrowers fail to deliver to Agent any quarterly Compliance Certificate when and as required under SECTION 9.7, Agent may, in its
                                                  -----------
discretion, immediately increase each Applicable Margin then in effect by one quarter of one percent (1/4 of 1%).

1.10  "BORROWER" means each of SPI and any of the SPI Subsidiaries and
----  ----------
"BORROWERS" means all of them.

1.11  "BUSINESS DAY" means any day except a Saturday, Sunday or other day on
----  --------------
which commercial banks in the Commonwealth of Pennsylvania are authorized by law to close.

1.12  "CAPITAL EXPENDITURES" means any expenditure that would be classified as a
----  ----------------------
capital expenditure on a consolidated statement of cash flow of Borrowers prepared on a Consolidated Basis in accordance with GAAP.

1.13  "CAPITALIZED LEASES" means all lease obligations which have been or should
----  --------------------
be, in accordance with GAAP, capitalized on the books of the lessee.

1.14  "CAPITALIZED LEASE OBLIGATIONS" means all amounts payable with respect to
       ------------------------------
a Capitalized Lease.

1.15  "COMMITMENT" means that certain commitment letter dated May 5, 1998 issued
----  ------------
by Mellon to SPI, as the same may have been amended.

1.16  "COMPLIANCE CERTIFICATE" has such meaning as provided in SECTION 9.7.
----  ------------------------                                 -----------

1.17  "CONSOLIDATED BASIS" means consolidated as to Borrowers and their
----  --------------------
Subsidiaries in accordance with GAAP.

1.18  "CORPORATION" means a corporation, limited liability company, partnership,
----  -------------
trust, unincorporated organization, association or joint stock company.

1.19  "CURRENT ASSETS" at a particular date means the aggregate amount of all
----  ----------------
assets of Borrowers and their subsidiaries on a Consolidated Basis which would be classified as current assets on a consolidated balance sheet at such date, in accordance with GAAP.

1.20  "CURRENT LIABILITIES" at a particular date means the liabilities
----  ---------------------
(including tax and other proper accruals) of Borrowers and their Subsidiaries on a Consolidated Basis which would be included as current liabilities on a balance sheet of Borrowers and their Subsidiaries on a Consolidated Basis at such date, in accordance with GAAP, together with the outstanding principal balance under the Revolver.

1.21  "DEFAULTING LENDER" shall have the meaning set forth in SECTION 2.5.
----  -------------------                                     -----------

1.22  "EBITDA" for any period, means the income of Borrowers and their
----  --------
Subsidiaries on a Consolidated Basis for such period, plus the aggregate amounts deducted in determining such income in respect of (a) Interest Expense, (b) income taxes for such period, (c) depreciation for such period, and (d) amortization for such period; but excluding (i) extraordinary items such as gains on sale of assets, (ii) earnings from discontinued businesses, and (iii) any non-cash gains used in determining net income; all as determined in accordance with GAAP.

1.23  "ENVIRONMENTAL AFFILIATE" means Obligors and any other Person for whom any
----  -------------------------
Obligor at any time has any liability (contingent or otherwise) with respect to any claims arising out of the failure of such Obligor or such Person to comply with all applicable Environmental Requirements.

1.24  "ENVIRONMENTAL CLEANUP SITE" shall mean any location which is listed or
       ---------------------------
proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.

1.25  "ENVIRONMENTAL REQUIREMENTS" means any and all applicable federal, state
----  ----------------------------
or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other Persons to Special Materials, (iii) protection of the public health and welfare from the effects of Special Materials and their by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

1.26  "EVENT OF DEFAULT" means each of the events specified in SECTION 13.1.
       -----------------                                       ------------

1.27  "FEDERAL FUNDS BASED PORTION" means at any time the part, including the
       ----------------------------
whole, of the unpaid principal amount of the Revolver bearing interest at such time at the Federal Funds Based Rate.

1.28  "FEDERAL FUNDS BASED RATE" means the sum of (a) the Applicable Federal
       -------------------------
Funds Margin, plus (b) the Federal Funds Effective Rate. The Federal Funds Based Rate shall change automatically and simultaneously with any change in the Federal Funds Effective Rate.

1.29  "FEDERAL FUNDS BASED RATE NOTIFICATION" means an irrevocable written
       --------------------------------------
notice requesting the Federal Funds Based Rate which must be provided to Agent prior to 11:00 a.m. Philadelphia time on the Business Day on which such rate is requested to take effect, specifying:

        1.  the principal amount which is to accrue interest at such rate;

        2.  the date on which such rate is to take effect; and

        3. whether such principal amount is a new Advance, a conversion from another interest rate option or a combination thereof.

1.30  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating
----  ------------------------------
interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Philadelphia, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by Agent.

1.31  "GAAP" means generally accepted accounting principles in the United States
----  ------
of America, in effect from time to time, consistently applied and maintained.

1.32  "GOOD BUSINESS DAY" means any Business Day when banks in London, England
----  -------------------
and Philadelphia, Pennsylvania are opened for business.

1.33  "INDEBTEDNESS", as applied to a Person, means all items (except items of
----  --------------
capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined.

1.34  "INTEREST COVERAGE RATIO" means (a) the income of Borrowers and their
       ------------------------
Subsidiaries on a Consolidated Basis for such period (less extraordinary items such as gains on sale of assets, earnings from discontinued business and any non-cash gains used in determining net income), plus the aggregate amounts deducted in determining such income in respect of (i) Interest Expense for such period and (ii) income taxes for such period; divided by (b) Interest Expense for such period.

1.35  "INTEREST EXPENSE", as applied to Borrowers and their Subsidiaries on a
----  ------------------
Consolidated Basis, means for any period, the amount of interest paid on Indebtedness by Borrower for such period, determined in accordance with GAAP.

1.36  "ISSUING BANK" means Mellon Bank, N.A. and/or such Lender or Lenders as
----  --------------
may, from time to time, be designated as an Issuing Bank by Agent.

1.37  "LENDER INDEBTEDNESS" shall mean all obligations and Indebtedness of
----  ---------------------
Borrowers, or any of them, or any other Obligor to any Lender, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse any Lender for payments made by any Lender pursuant to any Letter of Credit or any other letter of credit issued for the account or benefit of any Borrower or any other Obligor by such Lender, all other obligations or undertakings now or hereafter made by or for the benefit of any Borrower or any other Obligor to or for the benefit of any Lender under any other agreement, promissory note or undertaking now existing or hereafter entered into by a Borrower or any other Obligor with any Lender, including, without limitation, all obligations of a Borrower or any other Obligor to any Lender under any guaranty, surety agreement or any swap, collar or hedge agreement, and all obligations of a Borrower or any other Obligor to immediately pay to any Lender the amount of any overdraft on any deposit account maintained with such Lender, together with all interest and other sums payable in connection with any of the foregoing.

1.38  "LETTER OF CREDIT ADVANCES" means letters of credit issued by the Issuing
----  ---------------------------
Bank for the account of a Borrower under the Revolver as provided in SECTION 2.4
                                                                     -----------
hereof.

1.39  "LIBOR BASED RATE" for any day for any proposed or existing LIBOR Rate
----  ------------------
Portion of the Revolver corresponding to a Rate Period shall mean the sum of (a) the Applicable LIBOR Margin plus (b) the per annum rate of interest determined by Agent to be the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (i) the rate of interest (which shall be the same for each day in such Rate Period) estimated in good faith by Agent in accordance with its usual procedures and adjusted for any applicable reserve requirements and/or regulatory assessments (which determination shall be conclusive) to be the average of the rates per annum for deposits in United States Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, 2 Good Business Days prior to the first day of such Rate Period for delivery on the first day of such Rate Period in amounts comparable to such LIBOR Rate Portion (or, if there are no such comparable amounts actively traded, the smallest amounts actively traded) and having maturities comparable to such Rate Period, by (ii) a number equal to
1.00 minus the LIBOR Rate Reserve Percentage for such day.

1.40  "LIBOR RATE NOTIFICATION" means an irrevocable written notice requesting
----  -------------------------
the LIBOR Rate, which must be provided to Agent prior to 11:00 A.M. Philadelphia time on a Business Day which is at least three (3) Good Business Days prior to the date on which such rate is requested to take effect, specifying:

        1.  The principal amount which is to accrue interest at such rate;

        2.  The date on which such rate is to take effect; and

        3. Whether such principal amount is a new Advance, a conversion from another interest rate, a renewal of another interest rate or a combination thereof.

1.41  "LIBOR RATE PORTION" shall mean at any time the part, including the whole,
----  --------------------
of the unpaid principal amount of the Revolver bearing interest at such time at the LIBOR Based Rate.

1.42  "LIBOR RATE RESERVE PERCENTAGE" for any day shall mean the percentage
----  -------------------------------
(rounded upward to the nearest 1/100 of 1%), as determined in good faith by Agent (which determination shall be conclusive) as representing for such day the maximum effective reserve requirement (including without limitation supplemental, marginal and emergency requirements) for member banks of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of any maturity. Each LIBOR Based Rate shall be adjusted automatically as of the effective date of any change in the LIBOR Rate Reserve Percentage.

1.43  "LOAN DOCUMENTS" means this Agreement, the Notes, the letters of credit
----  ----------------
and applications delivered in connection with Letters of Credit issued hereunder, the Commitment and all other documents executed or delivered by a Borrower or any other Obligor pursuant to this Agreement, as any of them may be amended from time to time.

1.44  "MAXIMUM AMOUNT" means Thirty Million Dollars ($30,000,000.00).
----  ----------------

1.45  "MATERIAL ADVERSE EFFECT"  means a material adverse effect on (a) the
----  -------------------------
business, operations, property or condition (financial or otherwise) of Borrowers taken as a whole, whether resulting from any event or occurrence of any nature, including any adverse determination in any litigation, arbitration, investigation or proceeding, or (b) the ability of Borrowers to timely pay the Lender Indebtedness or perform any other obligations under the Loan Documents, generally taken as a whole, or (c) the validity or enforceability of any of the terms of this Agreement or any of the other Loan Documents.

1.46  "NET WORTH" shall mean, at any time, the book equity of Borrowers and
       ----------
their Subsidiaries on a Consolidated Basis as determined in accordance with GAAP.

1.47  "MELLON" means Mellon Bank, N. A. in its capacity as a Lender under this
----  --------
Agreement.

1.48  "OBLIGOR" means Borrowers and any other Person which now or hereafter
----  ---------
becomes liable, directly or indirectly, for repayment of any of the Lender Indebtedness or which now or hereafter pledges, assigns, or grants to Agent a security interest in, as security for any Lender Indebtedness, any assets of such Person.

1.49  "PERMITTED ACQUISITION" has such meaning as provided in SECTION 7.7.
----  -----------------------                                 -----------

1.50  "PERSON" means an individual, a Corporation or a government or any agency
----  --------
or subdivision thereof, or any other entity.

1.51  "PRIME BASED RATE" means the sum of (a) the Applicable Prime Margin plus
----  ------------------
(b) the Prime Rate. The Prime Based Rate shall change automatically and simultaneously with any change in the Prime Rate.

1.52  "PRIME BASED RATE NOTIFICATION" means an irrevocable written notice
----  -------------------------------
requesting the Prime Based Rate which must be provided to Agent prior to 11:00 A.M. Philadelphia time on the Business Day on which such rate is requested to take effect, specifying:

        1.  The principal amount which is to accrue interest at such rate;

        2.  The date on which such rate is to take effect; and

        3. Whether such principal amount is a new Advance, a conversion from another interest rate option or a combination thereof.

1.53  "PRIME BASED PORTION" shall mean at any time the part, including the
----  ---------------------
whole, of the unpaid principal amount of the Revolver bearing interest at such time at a Prime Based Rate.

1.54  "PRIME RATE" means the annual interest rate established from time to time
----  ------------
by Mellon and generally known by Mellon as its "prime rate," whether published by it publicly or only for the internal guidance of its loan officers. The prime rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower. The Prime Rate shall change automatically and simultaneously with any change in Mellon=s prime rate.

1.55  "PRO RATA PERCENTAGE" means, as to each Lender, the percentage set forth
----  ---------------------
next to such Lender's name on SCHEDULE B hereto.
                              ----------

1.56  "PRO RATA SHARE" means, as to each Lender, the amount set forth next to
----  ----------------
such Lender's name on SCHEDULE B hereto.
                      ----------

1.57  "RATE PERIOD" shall mean for any portion of the Revolver for which the
----  -------------
Borrowers elect the LIBOR Based Rate, the period of time for which such rate shall apply to such principal portions. The Rate Period for the LIBOR Based Rate shall be for periods of one, two, three, four or six months.

1.58  "REIMBURSEMENT OBLIGATION" means the obligation of Borrowers to reimburse
----  --------------------------
the Issuing Bank and the Lenders on account of any drawing under any Letter of Credit.

1.59  "REQUIRED LENDERS" means, at any time, Lenders holding Pro Rata Shares
----  ------------------
aggregating at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding principal balance of the Revolver.

1.60  "SPECIAL MATERIALS" means any and all materials which, under Environmental
----  -------------------
Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous materials, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any by-product of any substance specified in or regulated by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended or any similar applicable state or local law), (ii) any toxic chemical or other toxic substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon, urea formaldehyde and lead-containing materials.

1.61  "SUBSIDIARY" means a Person (a) which is organized under the laws of the
----  ------------
United States or any State thereof, or any other county or jurisdiction,  and
(b) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by a Borrower or one or more of its Subsidiaries.

1.62  "TANGIBLE NET WORTH" shall mean, at any time, the amount by which all
       -------------------
assets of Borrowers and their Subsidiaries on a Consolidated Basis, excluding intangible assets, as that term would be defined under GAAP, exceed all liabilities of Borrowers and their Subsidiaries on a Consolidated Basis, as would be shown on a consolidated balance sheet of Borrowers and their Subsidiaries prepared as of such date in accordance with GAAP.

2.    THE REVOLVER; USE OF PROCEEDS.
----  -----------------------------

2.1  REVOLVING CREDIT.
---  ----------------

1. Subject to the terms and conditions contained herein, each Lender will establish for Borrowers for and during the period from the date hereof and until June 30, 2002 (the "CONTRACT PERIOD"), a revolving credit facility (all such revolving credit facilities shall be collectively referred to as the "REVOLVER") pursuant to which Lenders will, from time to time, in accordance with their respective Pro Rata Percentage, severally and not jointly, make Advances to Borrowers in an aggregate amount not exceeding at any time the Maximum Amount less the aggregate face amount of all Letter of Credit Advances. Within the limitations set forth above, Borrowers may borrow, repay and reborrow under the Revolver. The Revolver shall be subject to all terms and conditions set forth in all of the Loan Documents, which terms and conditions are incorporated herein. Borrowers' obligation to repay the Advances and all sums at any time payable by Borrowers in connection with any letter of Credit Advances shall be the joint and several obligation of each Borrower and shall be evidenced by Borrowers' joint and several promissory notes (collectively, the "NOTES" and individually a "NOTE") delivered to each Lender, which shall be in the respective principal amounts of each Lender's Pro Rata Share and which shall be in the form attached hereto as EXHIBIT "A", with the blanks appropriately filled
                               -----------
in.

2. Subject to the terms and conditions of this Agreement, each Lender agrees to lend to Borrowers an amount equal to such Lender's respective Pro Rata Percentage of each Advance requested by Borrowers. The outstanding amount of Advances by each Lender shall not exceed such Lender's Pro Rata Share (as such amount may change from time to time in accordance with the terms of this Agreement).

2.2  USE OF PROCEEDS.  Borrowers agree to use Advances under the Revolver for
---  ---------------
working capital purposes, including the finance of Permitted Acquisitions and Capital Expenditures permitted herein.

2.3  METHOD OF ADVANCES.
---  ------------------

1. On any Business Day, SPI may request an Advance for Borrowers by delivering to the officer designated by Agent such request and back-up documentation as Agent may from time to time require. Subject to the terms and conditions of this Agreement, Agent may make the proceeds of a cash Advance available to Borrowers by crediting or transferring, as the case may be, such proceeds to SPI=s operating account with Agent. Each request for an Advance shall be conclusively presumed to be made by a Person authorized by Borrowers to do so. However, Agent may require that specified officers of SPI sign, make or confirm any Advance request.

2. All Advances requested by Borrowers to bear interest at the Prime Based Rate or the Federal Funds Based Rate must be requested by 11:00 A.M., Philadelphia time, on the date such Advance is to be made. All Advances requested by Borrowers to bear interest at the LIBOR Based Rate, or conversions of Advances subject to the Prime Based Rate or the Federal Funds Based Rate to the LIBOR Based Rate, must be requested by 11:00 A.M., Philadelphia time, three (3) Good Business Days prior to the date such Advance is to be made or converted.

2.4  LETTER OF CREDIT ADVANCES.
---  -------------------------

1.  Letters of Credit.  Subject to the terms and conditions contained herein,
--  -----------------
Issuing Bank shall issue for the account of Borrowers under the Revolver standby letters of credit (each a "LETTER OF CREDIT"). All Letters of Credit shall be in form and content satisfactory to Issuing Bank, at its sole discretion, with a term not to exceed the earlier to occur of (i) twelve (12) months, or (ii) the expiration date of the Contract Period. Notwithstanding the foregoing, (1) at no time shall the aggregate face amount of all outstanding Letters of Credit exceed the amount of One Million Dollars ($1,000,000.00); and (2) at no time shall the outstanding principal balance of the Revolver, plus the aggregate face amount of all outstanding Letter of Credit, exceed the Maximum Amount.

2.  Letter of Credit Documents.  Borrowers will execute a Letter of Credit
--  --------------------------
application and Letter of Credit agreement, and such other documents as may be required by Issuing Bank in connection with the issuance of Letters of Credit hereunder. The outstanding face amount of all Letters of Credit issued pursuant hereto will reduce Borrowers= ability to borrow under the Revolver as if such face amount were a cash Advance under the Revolver. In the event that Issuing Bank pays any sums due pursuant to such Letters of Credit for any reason, such payment shall be deemed to be an Advance under the Revolver repayable by Borrowers pursuant to the terms hereof.

3.  Participation.  Immediately upon the issuance of any Letter of Credit, and
--  -------------
without further action on the part of Issuing Bank or any of the Lenders, Issuing Bank is deemed to have granted to each Lender, and each Lender is deemed to have acquired from Issuing Bank, an undivided participating interest (without recourse to or warranty by Issuing Bank), in accordance with each such Lender's respective Pro Rata Percentage, in all of Issuing Bank's rights and liabilities with respect to such Letter of Credit. Each Lender shall be directly and unconditionally obligated without deduction or setoff of any kind, and without regard to the occurrence of an Event of Default, to Issuing Bank, according to each Lender=s Pro Rata Percentage, to reimburse Issuing Bank for draws honored or paid by Issuing Bank at any time (including, without limitation, following commencement of any bankruptcy, reorganization, receivership or dissolution proceeding with respect to any Borrower) under any Letter of Credit.

4.  Reimbursement Obligation.  In order to induce the Issuing Bank to issue,
--  ------------------------
extend and renew any Letter of Credit, each Borrower hereby agrees, jointly and severally, to reimburse or pay to the Issuing Bank, for the account of the Issuing Bank or (as the case may be) the Lenders, with respect to each such Letter of Credit for the account of any Borrower issued, extended or renewed by the Issuing Bank hereunder as follows:

1. on each date that any draft presented under any such Letter of Credit is honored by the Issuing Bank or the Issuing Bank otherwise makes payment with respect thereto, (A) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (B) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank in connection with any payment made by the Issuing Bank under, or with respect to, such Letter of Credit; and

2. upon the expiration of the Contract Period, termination of the Revolver or demand for payment thereof, an amount equal to 105% of the then aggregate face amount of all outstanding Letters of Credit issued hereunder for the account of a Borrower, which amount shall be held by the Issuing Bank as cash collateral for all Reimbursement Obligations, or Borrowers shall deliver to Agent for the benefit of Lenders such other security for the Reimbursement Obligation as the Issuing Bank and the Required Lenders shall reasonably require.

Each such payment shall be made to the Issuing Bank at its head office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this SECTION 2.4 at any time from the date such amounts
                         -----------
become due and payable (whether as stated in this SECTION 2.4, by acceleration
                                                  -----------
or otherwise) until payment in full (whether before acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Bank, for the account of Issuing Bank or (as the case may be) the Lenders, on demand at the Default Rate.

5.  Letter of Credit Payments.  If any draft shall be presented or other demand
--  -------------------------
for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment, but the failure to provide such notice shall not affect Borrowers= Reimbursement

Obligation. The responsibility of the Issuing Bank to the Borrowers shall be only to determine that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. After the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank shall promptly notify the Lenders of the amount of any unpaid Reimbursement Obligation. All such unpaid Reimbursement Obligations with respect to Letters of Credit shall be deemed to be Advances. No later than 1:00 p.m. (Philadelphia time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Agent, at the Agent=s head office, in immediately available funds, such Lender=s Pro Rata Percentage of such unpaid Reimbursement Obligations, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (iii) a fraction, the numerator
                                         -----
of which is the number of days that have elapsed from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment until the date on which such Lender=s Pro Rata Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 360.

6.  Obligations Absolute.
--  --------------------

1. The Borrowers= Reimbursement Obligations shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Event of Default or any condition precedent whatsoever or any set-off, counterclaim or defense to payment which Borrowers may have or have had against the Issuing Bank, the Agent, the Lenders or any beneficiary of a Letter of Credit. Each Borrower further agrees that the Issuing Bank, the Agent and the Lenders shall not be responsible for, and Borrowers= Reimbursement Obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of any Borrower, against the beneficiary of any Letter of Credit.

2. The Issuing Bank, the Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued under this Agreement. Each Borrower agrees that any action taken or omitted by the Issuing Bank, the Agent or the Lenders under or in connection with each such Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon such Borrower and shall not result in any liability on the part of the Issuing Bank, the Agent or the Lenders to such Borrower.

7.  Reliance by the Issuing Bank and the Agent.  The Issuing Bank and the Agent
--  ------------------------------------------
shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank or the Agent.

2.5  SETTLEMENT AMONG LENDERS.
---  ------------------------

1. Between each Settlement Date (as hereinafter defined), Agent shall have the discretion to request that Issuing Bank issue all Letters of Credit and that Mellon make all Advances for the account and on behalf of the Lenders, and Mellon or Issuing Bank may, in their sole discretion, cause such issuance and/or make such Advances. Agent shall make a determination of each Lender's Pro Rata Share of the Revolver (by applying each Lender's Pro Rata Percentage to the total outstanding Advances) periodically but not less frequently than once every week on the same day of each week, unless such day is not a Business Day, in which event such determination shall be made the next Business Day ("SETTLEMENT DATE"), which outstanding amount shall be calculated as of the close of the Business Day immediately preceding each respective Settlement Date. A Settlement Date shall occur notwithstanding any intervening Event of Default or other occurrence, event or circumstance, including without limitation the commencement of a bankruptcy or reorganization proceeding. Amounts of principal paid to Agent by Borrowers from time to time shall, between Settlement Dates, be applied to Mellon=s Pro Rata Share of the Advances, with each other Lender's respective Pro Rata Share of the Advances to be adjusted on the next Settlement Date. Interest shall accrue and each Lender shall be entitled to receive interest from Borrowers at the applicable rate on the outstanding dollar amount of the Revolver actually funded by such Lender. Agent shall then promptly issue to each Lender a settlement schedule containing information with respect to the status of the Advances and the relevant net positions of the Lenders and their outstanding Pro Rata Share of the Advances as of the close of the Business Day preceding such Settlement Date. Each settlement schedule shall show the amount, if any, due from each Lender to Agent (for its own account or on behalf of Mellon) or from Agent to each Lender, which amount shall be paid by federal funds, via wire transfer to the party entitled thereto to be received on or before (i) 3:00 P.M. Philadelphia time on the Settlement Date, provided such settlement schedule has been delivered prior to 11:00 A.M. Philadelphia time on the Settlement Date, or (ii) 11:00 A.M. on the next Business Day if such settlement schedule has been delivered after 11:00 A.M. Philadelphia time on the Settlement Date. The obligations of Lenders under this SECTION 2.5 are
                                                        -----------
unconditional, not subject to setoff, irrevocable and may not be terminated at any time.

2. Each Lender is absolutely and unconditionally obligated, without setoff or deduction of any kind, to remit to Agent on the Settlement Date any amount showing to be owing to Agent or Mellon by such Lender on the settlement schedule for such date. Agent and/or Mellon shall also be entitled to recover any and all actual losses and damages either may incur (including without limitation, reasonable attorneys' fees) from any Lender failing to remit payment on the Settlement Date in accordance with this Agreement. Agent may set off the obligations of such Lender under this paragraph against any distributions or payments of the Lender Indebtedness to which such Lender would otherwise be entitled at any time or Agent may withhold such distributions or payments of such Lender Indebtedness to which such Lender would otherwise be entitled and make such distributions or payments to Mellon in an amount equal to, and as a repayment of, such Lender's Pro Rata Percentage of the Advances made by Mellon on such Lender's behalf.

3.  Except for Advances made by Mellon as provided under SUBPARAGRAPH (A) above,
                                                         ----------------
Agent shall provide the Lenders with notice that Borrowers have requested an Advance and whether such Advance shall be subject to the Prime Based Rate, the Federal Funds Based Rate or the LIBOR Based Rate, on the same Business Day as such request, and request each Lender to provide Agent with such Lender's Pro Rata Percentage of such requested Advance prior to Agent's making such Advance. Upon receipt of such notice from Agent prior to 12:00 P.M., Philadelphia time, on the date the Advance is requested, each Lender shall remit to Agent its respective Pro Rata Percentage of such requested Advance, prior to 2:00 P.M. Philadelphia time, on the Business Day Agent is scheduled to make such Advance. Neither Agent nor any other Lender shall be obligated, for any reason whatsoever, to remit the share of any other Lender. Agent shall not be required to make the full amount of the requested Advance unless and until it receives funds representing each other Lender's Pro Rata Percentage of such requested Advance, but Agent shall remit to Borrowers that portion of the requested Advance equal to the Pro Rata Percentages of such requested Advance which it has received from the Lenders.

4. If Agent does not receive each other Lender's Pro Rata Percentage of such requested Advance, and Agent elects, in its sole discretion, without any obligation at any time to do so, to make the requested Advance on behalf of Lenders, or any of them, Agent shall be entitled to receive each Lender's Pro Rata Percentage of each Advance, together with interest at a per annum rate equal to the applicable interest rate set forth in SECTION 3.1 below for such
                                                   -----------
Advance during the period commencing on the date such Advance is made and ending on (but excluding) the date Agent recovers such amount. Each Lender is absolutely and unconditionally obligated, without deduction or setoff of any kind, to forward to Agent its Pro Rata Percentage of each Advance made pursuant to the terms of this Agreement. To the extent Agent is not reimbursed by such Lender, Borrowers shall repay Agent immediately on demand, such amount. Agent shall also be entitled to recover any and all actual losses and damages (including, without limitation, reasonable attorneys' fees) from any Lender failing to remit upon demand of Agent. Agent may set off the obligations of a Lender under this paragraph against any distributions or payments of the Lender Indebtedness which Agent would otherwise make available to such Lender at any time. Notwithstanding the foregoing, Agent shall have no duty or obligation at any time for any reason to make any Advance on behalf of any Lender.

5. To the extent and during the time period in which any Lender fails to provide or delays providing its respective payment to Agent pursuant to this

SECTION 2.5 (any such Lender being referred to, during such period, as a
-----------
"DEFAULTING LENDER"), such Lender's percentage of all payments of the Lender Indebtedness (but not its Pro Rata Percentage of future Loans required to be funded by such Lender) shall decrease to reflect the actual percentage which its actual outstanding Loans under the Revolver bears to the total outstanding Loans under the Revolver of all Lenders. In addition, notwithstanding any definition or other provision of this Agreement to the contrary, during any period in which a Lender is a Defaulting Lender, all calculations for voting purposes among the Lenders shall be made as if the Defaulting Lender were not a Lender and not a party to this Agreement.

                             3.    INTEREST RATES.
                             ----  --------------

3.1  INTEREST RATE OPTIONS.  Provided that no Event of Default shall have
---  ---------------------
occurred, interest on the unpaid principal balance of the Revolver will accrue from the date of advance until final payment thereof, at a rate or rates selected by Borrowers from one of the three (3) interest rate options set forth below, subject to the restrictions and in accordance with the procedures set forth in this Agreement:

        1.  the Prime Based Rate;

        2.  the Federal Funds Based Rate; or

        3.  the LIBOR Based Rate.

Subject to the limitations contained herein, any one or more of the foregoing interest rate options may be in effect at the same time with respect to different Advances.

2.  REQUEST FOR PRIME BASED RATE.  If Borrowers desire that the Prime Based Rate
--  ----------------------------
shall apply to all or part of the principal balance under the Revolver, SPI shall give Agent a Prime Based Rate Notification. Upon delivery by SPI to Agent of a Prime Based Rate Notification, the principal balance under the Revolver identified in such Prime Based Rate Notification shall accrue interest at the Prime Based Rate as follows: (i) with respect to the principal amount of any new Advance under the Revolver, from the date of such Advance until the effective date of another interest rate chosen for such amount in accordance with the terms of this Agreement; and/or (ii) with respect to the principal amount of any portion of the Revolver outstanding and accruing interest at the LIBOR Based Rate at the time of the Prime Based Rate Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the effective date of another interest rate option chosen for such amount in accordance with the terms of this Agreement; and/or (iii) with respect to the principal amount of any portion of the Revolver outstanding and accruing interest at the Federal Funds Based Rate at the time of the Prime Based Rate Notification related to such principal amount, from the date set forth in such Prime Based Rate Notification until the effective date of another interest rate chosen for such principal amount in accordance with the terms of this Agreement.

3.  REQUEST FOR LIBOR BASED RATE.  If the Borrowers desire that all or part of
--  ----------------------------
the principal balance under the Revolver accrue interest at the LIBOR Based Rate, SPI shall give Agent a LIBOR Based Rate Notification. Upon delivery by SPI to Agent of a LIBOR Based Rate Notification, that portion of the principal balance outstanding under the Revolver identified in such LIBOR Based Rate Notification shall accrue interest at the LIBOR Based Rate as follows: (i) with respect to the principal amount of any new Advance under the Revolver, from the date of such Advance until the end of the Rate Period specified in such LIBOR Based Rate Notification; and/or (ii) with respect to the principal amount of any portion of the Revolver outstanding and accruing interest at another LIBOR Based Rate at the time of the LIBOR Based Rate Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the end of the Rate Period specified in such LIBOR

Based Rate Notification; and/or (iii) with respect to all or any portion of the principal amount of the Revolver outstanding and earning interest at the Prime Based Rate or the Federal Funds Based Rate at the time of such LIBOR Based Rate Notification, from the date set forth in such LIBOR Rate Notification until the end of the Rate Period specified in such LIBOR Based Rate Notification.

4.  REQUEST FOR FEDERAL FUNDS BASED RATE.  If the Borrowers desire that the
--  ------------------------------------
Federal Funds Based Rate shall apply to all or part of the principal balance under the Revolver, SPI shall give Agent a Federal Funds Based Rate Notification. Upon delivery by SPI to Agent of a Federal Funds Based Rate Notification, the principal balance under the Revolver identified in such Federal Funds Based Rate Notification shall accrue interest at the Federal Funds Based Rate as follows: (i) with respect to the principal amount of any new Advance under the Revolver, from the date of such Advance until the effective date of another interest rate chosen for such amount in accordance with the terms of this Agreement; and/or (ii) with respect to the principal amount of any portion of the Revolver outstanding and accruing interest at the LIBOR Based Rate at the time of the Federal Funds Based Rate Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the effective date of another interest rate option chosen for such amount in accordance with the terms of this Agreement; and/or
(iii) with respect to the principal amount of any portion of the Revolver outstanding and accruing interest at the Prime Based Rate at the time of the Federal Funds Based Rate Notification related to such principal amount, from the date set forth in such Federal Funds Based Rate Notification until the effective date of another interest rate chosen for such principal amount in accordance with the terms of this Agreement.

5.  CERTAIN PROVISIONS CONCERNING REVOLVER INTEREST RATES.  Each Borrower
--  ------------------------------------------------------
understands and agrees that: (i) subject to the provisions of this Agreement, the interest rates set forth in SECTION 3.1 above may apply simultaneously to
                                -----------
different portions of the outstanding principal of the Revolver; (ii) the LIBOR Based Rate may apply simultaneously to various portions of the outstanding principal of the Revolver for various Rate Periods; (iii) the LIBOR Based Rate applicable to any portion of the outstanding principal of the Revolver may be different from the LIBOR Based Rate applicable to any other portion of the outstanding principal of the Revolver; and (iv) Advances under the Revolver accruing interest at the LIBOR Based Rate must be in increments of at least One Million Dollars ($1,000,000.00).

6.  LIBOR UNLAWFUL FOR A LENDER.  In the event that, as a result of any changes
--  ---------------------------
in applicable law or regulation or the interpretation thereof, it becomes unlawful for a Lender to maintain or fund any Advances under the Revolver at the LIBOR Based Rate, then such Lender shall immediately notify Agent who shall immediately notify the other Lenders and Borrowers thereof and such Lender's obligations to make, convert to, or maintain any Advances under the Revolver at the LIBOR Based Rate shall be suspended until such time as such Lender may again cause the LIBOR Based Rate to be applicable to its share of any Advances under the Revolver and, until such time, such Lender's share of Advances under the Revolver subject to the LIBOR Based Rate shall accrue interest at the Federal Funds Based Rate. Promptly after becoming aware that it is no longer unlawful for such Lender to maintain or fund Advances at the LIBOR Based

Rate, such Lender shall notify Agent who will notify Borrowers and the other Lenders thereof and such suspension shall cease to exist.

7.  FALL BACK RATE.  After expiration of any Rate Period, any principal portion
--  --------------
of the Revolver corresponding to such Rate Period which has not been converted or renewed in accordance with the terms of this Agreement shall accrue interest automatically at the Federal Funds Based Rate from the date of expiration of such Rate Period until paid in full, unless and until SPI requests a conversion to the LIBOR Based Rate or the Prime Based Rate in accordance with the terms of this Agreement.

8.  LIBOR RATE UNASCERTAINABLE OR UNAVAILABLE.  If, at any time, Agent shall
--  -----------------------------------------
determine (which determination shall be conclusive) that the LIBOR Based Rate is unavailable or that adequate means for ascertaining the LIBOR Based Rate do not exist, Agent shall promptly notify Borrowers and Lenders of such determination. Upon such determination, the right of Borrowers to select, maintain and/or convert to the LIBOR Rate shall be suspended until notice from Agent to Borrowers and Lenders that the LIBOR Based Rate is again available or ascertainable and, until such time, the outstanding balance under the Revolver shall accrue interest at the Federal Funds Based Rate or the Prime Based Rate, at Borrowers= option.

3.2  DEFAULT INTEREST.  Interest will accrue on the principal balance of the
---  ----------------
Revolver after the occurrence of an Event of Default or expiration of the Contract Period at a rate which is two percent (2%) in excess of the non-default rate otherwise set forth above for the Revolver (the "DEFAULT RATE").

3.3  POST JUDGMENT INTEREST.  Any judgment obtained for sums due hereunder or
---  ----------------------
under the Loan Documents will accrue interest at the Default Rate until paid.

3.4  CALCULATION.  Interest will be computed on the basis of a year of 360 days
---  -----------
and paid for the actual number of days elapsed.

3.5  LIMITATION OF INTEREST TO MAXIMUM LAWFUL RATE.  In no event will the rate
---  ---------------------------------------------
of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrowers. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Agent may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Agent. Any such crediting or refunding will not cure or waive any default by Borrowers. Borrowers agree, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

                           4.    PAYMENTS AND FEES.
                           ----  -----------------

4.1  INTEREST PAYMENTS.  Interest on Advances under the Revolver accruing at the
---  -----------------
Prime Based Rate or the Federal Funds Based Rate will be due and payable monthly on the first day of each calendar month commencing on the first day of the first calendar month after the date hereof. Interest on Advances under the Revolver accruing at the LIBOR Based Rate will be due an payable on the earlier to occur of the (i) last day of the Rate Period corresponding to such portion of the Revolver, or (ii) the ninetieth (90th) day after the date of advance to Borrowers of such portion of the Revolver, or (iii) the expiration of the Contract Period. With respect to Advances under the Revolver accruing interest at the LIBOR Based Rate with a Rate Period in excess of 90 days, accrued interest shall also be due on the last day of the Rate Period.

4.2  PRINCIPAL PAYMENTS.  Borrowers will pay the outstanding principal balance
---  ------------------
of the Revolver, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, ON DEMAND after the occurrence of an Event of Default or after expiration of the Contract Period.
1.1
4.3  LETTER OF CREDIT FEES.  For each issuance or renewal of a Letter of Credit,
---  ---------------------
Borrowers will pay to Agent, for the pro rata benefit of Lenders in accordance with their respective Pro Rata Percentage, an issuance or renewal fee in an amount equal to the Applicable LC Fee per annum, (calculated at the time of issuance of the Letter of Credit) of the face amount of such Letter of Credit, payable quarterly in arrears. In addition, Borrowers shall pay to Issuing Bank for its own account, such other fees and charges in connection with the negotiation or cancellation of each Letter of Credit as may be customarily charged by Issuing Bank. All Letter of Credit fees shall be computed on the basis of a year of 360 days.

4.4  USAGE FEE.  So long as the Revolver is outstanding and has not been
---  ---------
terminated, and the Lender Indebtedness has not been satisfied in full, Borrowers shall unconditionally pay to Agent, for the pro rata benefit of Lenders in accordance with their respective Pro Rata Percentages, a fee equal to the Applicable Usage Fee (on a per annum basis) of the daily unused portion of the Revolver (which shall be calculated as the difference between the Maximum Amount (or such greater amount if the Maximum Amount is ever increased or such lesser amount if the Maximum Amount is ever decreased), minus the outstanding Advances (including the face amount of all outstanding Letters of Credit) under the Revolver at the close of business on the date such calculation is made), which fee shall be computed on a quarterly basis in arrears and shall be due and payable on the first day of each quarter commencing on October 1, 1998. The foregoing fee shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed.

4.5  LATE CHARGE.  In the event that Borrowers fail to pay any principal,
---  -----------
interest or other fees or expenses payable hereunder for a period of at least fifteen (15) days after the date such payment is first due, in addition to paying such sums, Borrowers will pay to Agent, for the pro rata benefit of Lenders in accordance with their respective Pro Rata Percentage, a late charge equal to five percent (5%) of such past due payment as compensation for the expenses incident to such past due payment.

4.6  TERMINATION OR REDUCTION OF REVOLVER.  Borrowers may terminate the Revolver
---  ------------------------------------
upon ninety (90) days prior written notice to Agent. Borrowers may permanently reduce the Maximum Amount in increments of not less than One Million Dollars ($1,000,000.00) upon thirty (30) days prior written notice to Agent. Except for such fees as may be due to Banks under SECTIONS 4.10 OR 4.11, or as otherwise
                                       ---------------------
expressly provided herein, Borrowers may make payments of Advances under the Revolver without prepayment fee or penalty.

4.7  PAYMENT METHOD.  Each Borrower irrevocably authorizes Agent to debit all
---  --------------
payments required to be made by Borrowers hereunder or under the Revolver on the date due, from any deposit account maintained by such Borrower with Agent or to make a Federal Funds Based Rate Advance under the Revolver to cover such payments. Otherwise, Borrowers will be obligated to make such payments directly to Agent. All payments are to be made in immediately available funds. If Agent accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Agent payments made by Borrowers to Agent fulfill Borrowers= obligation to make such payments to Lenders hereunder.

4.8  APPLICATION OF PAYMENTS.  Subject to the terms and conditions of ARTICLE 14
---  -----------------------                                          ----------
below, any and all payments on account of the Revolver will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Agent, in its discretion, elects. If Borrowers make a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

4.9  LOAN ACCOUNT.  Agent will open and maintain on its books a loan account
---  ------------
(the "LOAN ACCOUNT") with respect to Loans made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Agent under this Agreement. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on the Borrowers as to the amount at any time due to Lenders from Borrowers under this Agreement or the Notes.

4.10  INDEMNITY; LOSS OF MARGIN.  Each Borrower will indemnify Agent and each
----  -------------------------
Lender against any loss or expense which Agent or such Lender sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. Each Lender will notify Agent if such Lender sustains or incurs any such loss or expense and will provide Agent with a brief explanation of the calculation of the amount thereof. If Agent or any Lender sustains or incurs any such loss or expense Agent will from time to time notify Borrowers in writing of the amount determined in good faith by the Agent or such Lender to be necessary to indemnify Agent or such Lender for the loss or expense. Such amount will be due and payable by Borrowers to Agent or such Lender within ten
(10) days after presentation by Agent to Borrowers of a statement setting forth a brief explanation of the calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Agent or any Lender under this SECTION 4.10 will bear interest at the Default
                               ------------
Rate (for the Federal Funds Based Rate) from the due date until paid, both before and after judgment.

     In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

        1. subjects Agent or any Lender to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrowers or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of Agent or any Lender imposed by the United States of America or any political subdivision thereof); or

        2. imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or Letters of Credit issued or commitment to issue Letters of Credit by, the Agent or any Lender; or

        3. imposes upon Agent or any Lender any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement,

and the result of any of the foregoing is to increase the costs of Agent or such Lender, reduce the income receivable by Agent or such Lender or impose any expense upon Agent or such Lender with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, any Lender so affected shall notify Agent (and shall provide Agent with a statement concerning such increase in cost, reduction in income or additional expense) and Agent shall so notify Borrowers in writing that such Lender or the Agent, as the case may be, has been so affected. Borrowers agree to pay Agent or such Lender the amount of such increase in cost, reduction in income or additional expense within ten (10) days after presentation by Agent of a statement concerning such increase in cost, reduction in income or additional expense. Such statement shall set forth a brief explanation of the amount and Agent's or such Lender's calculation of the amount (in determining such amount the Agent or such Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the Default Rate (for the Federal Funds Based Rate) from the due date until paid, both before and after judgment. Each Lender agrees not to notify Agent of any such increased costs, reduced income or increased expense unless such Lender is seeking reimbursement for such items from other borrowers of such Lender.

4.11  INDEMNITY FOR LIBOR PORTION.  Each Borrower shall indemnify Agent and each
----  ---------------------------
Lender against any loss or expense (including loss of margin) which Agent or any Lender has sustained or incurred as a consequence of (a) payment, prepayment or conversion of any LIBOR Based Rate Portion on a day other than the last day of the corresponding Rate Period (whether or not any such payment is pursuant to demand by Agent and whether or not any such payment, prepayment or conversion is consented to by Agent, unless Agent shall have expressly waived such indemnity in writing); or (b) attempt by Borrowers to revoke in whole or in part any irrevocable LIBOR Based Rate Notification pursuant to this Agreement.

     If any such loss is sustained, Agent shall from time to time notify Borrowers of the amount determined in good faith by Agent or such Lender, as the case may be (which determination shall be conclusive), to be necessary to indemnify Agent or such Lender, as the case may be, for such loss or expense. Such amount shall be due and payable by Borrowers on demand.

4.12  TAXES.
----  -----

1. If any tax, charge or payment (collectively, a "TAX") is required by law of any nation, state or political subdivision thereof to be withheld or deducted from, or is otherwise payable by the Borrowers in connection with, any payment due to Agent or any Lender under this Agreement or any of the Notes, the Borrowers shall (i) withhold or deduct the amount of such Tax from such payment and pay such Tax to the appropriate taxing authority in accordance with applicable law, (ii) pay to the Agent or the Lenders, as applicable, such additional amounts as may be necessary so that the net amount received by the Agent and Lenders with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under this Agreement or any of the Notes, and (iii) within 30 days after the day of such payment, furnish to the Agent the original or a certified copy of a receipt for such Tax from the applicable taxing authority.

2. The Borrowers shall, promptly upon request by Agent or any Lender for the payment thereof, pay to the Agent an amount equal to the sum of (i) all Taxes (other than taxes as are imposed on each Lender=s net income, i.e "BANK TAXES") payable by the Agent or any Lender with respect to any payment due to Agent or any Lender under this Agreement or any Note and (ii) all Taxes (including Bank Taxes) payable by the Agent or any Lender as a result of payments made by the Borrowers or any Obligor (whether made to a taxing authority or to the Agent or any Lender) pursuant hereto.

3.
 1. Each Lender that is not a "United States person" (as such term is defined in SECTION 7701(A)(30) of the Internal Revenue Code of 1986, as amended) shall
    -------------------
 submit, to the extent it may legally do so, to the Borrowers and the Agent on or before the first date on which any payment is due to it under this Agreement or which any payment is due to it under this Agreement or any of the Notes, two duly completed and signed copies of either (A) Form 1001 of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Agreement or any Note or (B) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Agreement or any Note. Each such Lender shall, from time to time after submitting either such form, submit, to the extent it may legally do so, to the Borrowers and the Agent such additional duly completed and signed copies of one or the other such forms (or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be (A) requested in writing by the Borrowers or the Agent and (B) appropriate under then current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender pursuant to this Agreement or any Note. Upon the requests of the Borrowers or the Agent, each Lender that is a United States person shall submit to the Borrowers and the Agent a certificate to the effect that it is such a United States person.

 2. If any Lender determines that it is unable to submit to the Borrowers or the Agent any form or certificate described in the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such Lender shall promptly notify the Borrower and the Agent of such fact.

 3.  The provisions of this SECTION 4.12 shall survive the termination of this
                           ------------
 Agreement and the payment of the Lender Indebtedness.

4.13  FEES TO AGENT.  Borrowers shall pay when due all fees payable to Agent
----  -------------
under the Commitment.

                        5.    COLLECTION OF RECEIVABLES
                        ----  -------------------------

     Each Borrower will collect its accounts receivable only in the ordinary course of business. If requested by Agent at any time following the occurrence of an Event of Default, each Borrower will notify all of its account debtors to forward all accounts receivable collections owed to such Borrower to a lockbox maintained by Agent, and will execute such lockbox agreements as may be required by Agent and will pay to Agent, as applicable, all customary fees in connection with such lockbox arrangement.


                     6.    REPRESENTATIONS AND WARRANTIES.
                     ----  ------------------------------

     Borrowers represent and warrant as follows:

6.1  VALID ORGANIZATION, GOOD STANDING AND QUALIFICATION.  Each Borrower is a
---  ---------------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation as described on SCHEDULE 6.1, has full power
                                                   ------------
and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

6.2  LICENSES.  Borrowers and their respective employees, servants and agents
---  --------
have all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate their business and perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction.

6.3  OWNERSHIP INTERESTS.  Each SPI Subsidiary is a wholly owned subsidiary of
---  -------------------
SPI. There are no pledges, proxies, voting trusts, powers of attorney or other agreements affecting the ownership or voting rights of any stock, debentures, options, warrants, bonds and other securities (debt and equity) of any Borrower except as set forth on
SCHEDULE 6.3 attached hereto.
------------

6.4  SUBSIDIARIES.  Except as set forth on SCHEDULE 6.4 attached hereto, no
---  ------------                          ------------
Borrower owns all or any material part of the shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

6.5  FINANCIAL STATEMENTS.  All financial statements (together with the related
---  --------------------
notes and comments) of Borrowers previously delivered to Agent, are correct and complete, fairly present the financial condition and the assets and liabilities of Borrowers at such dates, and have been prepared in accordance with GAAP (subject to year end adjustments, if applicable).

6.6  NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION.  There has been no
---  -------------------------------------------------
material adverse change in the financial condition of Borrowers since December 31, 1997.

6.7  PENDING LITIGATION OR PROCEEDINGS.  Except as set forth on SCHEDULE 6.7
---  ---------------------------------                          ------------
attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrowers= knowledge, threatened against or affecting any Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

6.8  DUE AUTHORIZATION; NO LEGAL RESTRICTIONS.  The execution and delivery by
---  ----------------------------------------
Borrowers of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite corporate action of each Borrower, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower=s Certificate or Articles of Incorporation, By-Laws or other governing agreements, or any indenture, mortgage, loan or credit agreement or instrument to which a Borrower is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument.

6.9  ENFORCEABILITY.  The Loan Documents have been duly executed by Borrowers
---  --------------
and delivered to Agent and constitute legal, valid and binding obligations of each Borrower, enforceable in accordance with their terms.

6.10  NO DEFAULT UNDER OTHER OBLIGATIONS, ORDERS OR GOVERNMENTAL REGULATIONS.
----  ----------------------------------------------------------------------
No Borrower is in violation of its Certificate or Articles of Incorporation or other governing agreements, nor in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued and no Borrower is in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which any of its properties may be bound or affected.

6.11  GOVERNMENTAL CONSENTS.  No consent, approval or authorization of or
----  ---------------------
designation, declaration or filing with any governmental authority on the part of a Borrower is required in connection with the execution, delivery or performance by Borrowers of the Loan Documents or the consummation of the transactions contemplated thereby.

6.12  TAXES.  Each Borrower has filed all tax returns which it is required to
----  -----
file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by them. Such tax returns are complete and accurate in all respects.
No Borrower knows of any proposed additional assessment or basis for any assessment of additional taxes.

6.13  TITLE TO PROPERTY.  All assets and property of Borrowers are and will be
----  -----------------
owned by Borrowers free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only and those liens and encumbrances permitted under SECTION 7.9
                                                                -----------
below. Borrowers will defend their assets and property against any claims of all Persons.

6.14  ADDRESSES.  During the past five (5) years, no Borrower has been known by
----  ---------
any names (including trade names) other than those set forth in SCHEDULE 6.14
                                                                -------------
attached hereto and has not been located at any addresses other than those set forth on SCHEDULE 6.14 attached hereto. All tangible property of Borrowers and
         -------------
each Borrower=s books and records pertaining thereto will at all times be located at the addresses set forth on SCHEDULE 6.14; or such other location
                                      -------------
determined by Borrowers after prior notice to Agent.  SCHEDULE 6.14 identifies
                                                      -------------
the chief executive office of each Borrower.

6.15  CURRENT COMPLIANCE.  Borrowers are currently in compliance with all of the
----  ------------------
terms and conditions of the Loan Documents.

6.16  PENSION PLANS.  Except as disclosed on SCHEDULE 6.16 hereto, (a) Borrowers
----  -------------                          -------------
have no obligations with respect to any employee pension benefit plan ("PLAN") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) no events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of any Borrower which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by any United States District Court of a trustee to administer any such Plan, (c) all of Borrowers= Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) no Borrower has any existing liability to the PBGC. No Borrower is subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section 4001(a)(3) of ERISA.

6.17  LEASES AND CONTRACTS.  Borrowers have complied with the provisions of all
----  --------------------
material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which it is a party and is not in default thereunder. To Borrowers= knowledge, no other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

6.18  INTELLECTUAL PROPERTY.  Each Borrower owns or possesses the irrevocable
----  ---------------------
right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. SCHEDULE 6.18 sets forth an accurate list
                                     -------------
and description of all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing.

6.19  BUSINESS INTERRUPTIONS.  Within five (5) years prior to the date hereof,
----  ----------------------
neither the business, assets nor operations of any Borrower has been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, or any order or law of any foreign jurisdiction, directed against any Borrower. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by any Borrower.

6.20  YEAR 2000 WARRANTY.  All software developed by a Borrower and used by a
----  ------------------
Borrower (the "SOFTWARE") and all updates thereto will, and to the best knowledge of Borrowers, all other software used by any Borrower ("OTHER SOFTWARE") will, prior to December 1, 1999, correctly handle the change of the century in a standard and compliant manner, including the year 2000 and beyond as well as the leap year and the absence of leap year, and will operate accurately in all respects with respect to date related operations. For purposes of this Agreement, compliance with the foregoing shall mean that the Software and the Other Software will operate and correctly process such that (i) calculations using dates execute utilizing a four digit year, (ii) the Software and Other Software functionality, including, but not limited to, entry, inquiry, maintenance, update and display (whether on-line, batch or otherwise) shall support four digit year processing, (iii) interfaces and reports shall support four digit year processing, (iv) successful transition to the year 2000 using the correct system date shall occur without human intervention, (v) after transition to the year 2000, processing with a four digit year shall occur without human intervention, (vi) all leap years shall be calculated correctly,
(vii) correct results shall be produced in forward and backward date calculations spanning century boundaries, including the conversion of previous years currently stored as two digits, and (viii) the Software and Other Software complies with industry standards regarding the change of the century and year 2000 compliance.

6.21  ACCURACY OF REPRESENTATIONS AND WARRANTIES.  No representation or warranty
----  ------------------------------------------
by Borrowers contained herein or in any certificate or other document furnished by Borrowers pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which a Borrower knows and has not disclosed to Agent, which does or may materially and adversely affect a Borrower or any of its operations.

6.22  INTERRELATEDNESS OF BORROWERS.  The business operations of each Borrower
----  -----------------------------
are interrelated and complement one another, and such entities have a common business purpose and common management. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes. The proceeds of advances under the Revolver and other credit facilities extended hereunder will directly or indirectly benefit each Borrower hereunder, severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such advances.

                           7.    GENERAL COVENANTS.
                           ----  -----------------

     Borrowers will comply with the following:

7.1  PAYMENT OF PRINCIPAL, INTEREST AND OTHER AMOUNTS DUE.  Borrowers will pay
---  ----------------------------------------------------
when due all Lender Indebtedness and all other amounts payable by it hereunder.

7.2  LIMITATION ON SALE AND LEASEBACK.  Except as described on SCHEDULE 7.2
---  --------------------------------                          ------------
attached hereto, no Borrower will enter into any arrangement whereby it will sell or transfer any real property or improvements thereon or other fixed assets owned by it and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof, or other property which a Borrower shall intend to use for substantially the same purposes as the property sold or transferred.

7.3  LIMITATION ON INDEBTEDNESS.  No Borrower will have at any time outstanding
---  ---------------------------
to any Person any Indebtedness for borrowed money or any Indebtedness under Capitalized Leases, or any outstanding letters of credit (except as issued hereunder), except:

        1.  Indebtedness to Lenders as contemplated in this Agreement;

        2. current accounts payable incurred in the ordinary course of a Borrower=s business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of its business;

        3. existing Indebtedness for borrowed money and Capitalized Lease Obligations described on SCHEDULE 7.3;
                         ------------

        4. future Indebtedness in an aggregate amount not to exceed $1,000,000.00 outstanding at any time, provided, however, that such Indebtedness
                                       --------  -------
shall consist of (i) purchase money Indebtedness; (ii) Capitalized Lease Obligations; (iii) unsecured demand Indebtedness or with a maturity of less than one year; and/or (iv) unsecured Indebtedness to a seller created in connection with a Permitted Acquisition with a maturity of less than two years; and

        5. up to $300,000 in indebtedness owing to First Union National Bank under existing corporate credit card arrangements, provided that all such Indebtedness to First Union National Bank shall be repaid and such arrangements terminated on or before December 15, 1998 and, if replaced, replaced with a similar arrangement with Mellon or another Lender.

     Any of such existing permitted Indebtedness may not be refinanced or replaced without the consent of the Agent.

7.4  INVESTMENTS AND LOANS.  No Borrower will have or make any investments in
---  ---------------------
all or a material portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit to any Person, including, without limitation, any additional investments in or loans to any Subsidiary, except:

        1. Investments in direct or indirect obligations of, or obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition;

        2. Investments in commercial paper of Lenders or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within three hundred sixty-five (365) days from the date of acquisition;

        3. Certificates of deposit maturing within twelve (12) months from the date of acquisition issued by a Lender;

        4. Existing investments and loans listed on SCHEDULE 7.4 attached
                                                    ------------
hereto; and

        5. Investments arising directly as a result of a Permitted Acquisition under SECTION 7.7.
      -----------

7.5  GUARANTIES.  No Borrower will directly or indirectly guarantee, endorse
---  ----------
(other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person.

7.6  DISPOSITION OF ASSETS.  No Borrower will sell, lease, transfer or otherwise
---  ---------------------
dispose of all, substantially all, or any material portion of its property or assets, except for sales of inventory in the ordinary course for fair consideration.

7.7  MERGER; CONSOLIDATION; BUSINESS ACQUISITIONS; SUBSIDIARIES.  No Borrower
---  ----------------------------------------------------------
will merge into or consolidate with any Person, acquire any material portion of the stock, ownership interests, assets or business of any Person, permit any Person to merge into it or form any new Subsidiary (each of the foregoing being referred to herein as an "ACQUISITION TRANSACTION"); provided, however, that a
                                                     --------  -------
Borrower may enter into or become a party to an Acquisition Transaction if each of the following conditions are satisfied as determined by Agent:

        1. no Event of Default exists and no Event of Default will, upon the delivery of notice or passage of time, arise, directly or indirectly, as a result of the consummation of the Acquisition Transaction;

        2. the total consideration paid or to be paid by Borrowers (directly or indirectly) in connection with any one Acquisition Transaction does not exceed

$5,000,000 and the total consideration paid or to be paid by Borrowers in connection with all such Acquisition Transactions in any one fiscal year does not exceed $12,500,000;

        3. If requested by Agent, Borrowers deliver to Agent and Lenders copies of all purchase, merger, sale and other documents evidencing the Acquisition Transaction (collectively the "ACQUISITION DOCUMENTS");

        4. Borrowers deliver to Agent and Lenders financial statements, in form acceptable to Agent, projecting that Borrowers shall, after giving effect to the Acquisition Transaction, be in compliance with the financial covenants of

SECTION 8 hereof for each of the four (4) fiscal quarters following consummation
---------
of the Acquisition Transaction, together with such other information regarding the Acquisition Transaction as Agent or any Lender may reasonably request;

        5. If the Acquisition Transaction involves a merger with a Borrower, the Borrower is the surviving entity;

        6. The business activities of the Person being merged into or consolidated with a Borrower, the new Subsidiary being formed or acquired and the assets or business acquired, as applicable, in connection with the Acquisition Transaction, solely involve the insulation/acoustical materials industry or complementary building material industries. The determination of whether an industry is complementary shall be subject to the approval of the Required Lenders;

        7. If the Acquisition Transaction involves the creation of a new Subsidiary of a Borrower, at Agent=s request, such new Subsidiary becomes a co-borrower hereunder and becomes jointly and severally liable for all Lender Indebtedness;

        8. Any new Subsidiary of a Borrower created or acquired as a result of the Acquisition Transaction shall become subject to all terms and conditions of this Agreement to the same extent as Borrowers, including, without limitation, the limitations on Indebtedness of SECTION 7.3; and
                                   -----------

        9. Borrowers reimburse Agent for all out of pocket costs, fees and expenses, including, without limitation, attorneys= fees, incurred by Agent in the connection with the preparation and consummation of any amendments or supplements to the Loan Documents required by Lenders in connection with any Permitted Acquisition.

An Acquisition Transaction which satisfies all of the Acquisition Requirements or which is approved by the Required Lenders in writing is referred to herein as a "PERMITTED ACQUISITION."

7.8  TAXES; CLAIMS FOR LABOR AND MATERIALS.  Borrowers will pay or cause to be
---  -------------------------------------
paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets. No Borrower will file or consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary thereof.

7.9  LIENS.  No Borrower will create, incur or permit to exist any mortgage,
---  -----
pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

        1. Liens incurred or deposits made in the ordinary course of business
(i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or inventory;

        2. Existing liens and security interests listed on SCHEDULE 7.9
                                                           ------------
attached hereto; or

        3.  Purchase money liens or Capitalized Leases, provided that:

                1. the property subject to any of the foregoing is acquired or leased by a Borrower in the ordinary course of its business and the lien on any such property is created contemporaneously with such acquisition;

                2. purchase money Indebtedness or Capitalized Lease Obligations so created shall not exceed the lesser of cost or fair market value as of the time of acquisition or lease of the property covered thereby;

                3. the purchase money Indebtedness or Capitalized Lease Obligations shall only be secured by the property so acquired or leased; and

                4. the purchase money Indebtedness or Capitalized Lease Obligations are permitted by the provisions of SECTION 7.3.
                                                       -----------

     No Borrower shall enter into any agreement with any other Person which shall prohibit such Borrower from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of such Borrower to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of its assets in favor of Agent for the pro rata benefit of Lenders and Issuing Bank.

     No Borrower will apply for or obtain any letters of credit for the payment of or to secure the payment for any inventory or other assets to be acquired by such Borrower, except Letters of Credit issued by Issuing Bank hereunder.

7.10  EXISTENCE; APPROVALS; QUALIFICATION; BUSINESS OPERATIONS; COMPLIANCE WITH
----  -------------------------------------------------------------------------
LAWS.  Each Borrower will (a) obtain, preserve and keep in full force and effect
----
its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (c) continue to operate its business as presently operated and, except for complementary business lines (as approved by the Required Lenders) acquired through a Permitted Acquisition, will not engage in any new businesses without the prior written consent of Agent; and (d) comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

7.11  MAINTENANCE OF PROPERTIES, INTELLECTUAL PROPERTY.  Each Borrower will
----  ------------------------------------------------
maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.
1.1
     With respect to any and all trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing, each Borrower shall maintain and protect the same and shall take and assert any and all remedies available to it to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

7.12  INSURANCE.  Each Borrower will carry adequate insurance issued by an
----  ---------
insurer acceptable to Agent, in amounts acceptable to Agent (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Agent, and in addition, will carry business interruption insurance in such amounts as may be required by Agent.

     Each Borrower shall cause to be delivered to Agent the insurance policies therefor or in the alternative, evidence of insurance and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor.

7.13  INSPECTIONS; EXAMINATIONS.  Each Borrower hereby irrevocably authorizes
----  -------------------------
and directs all accountants and auditors employed by such Borrower at any time to exhibit and deliver to Agent copies of any and all of such Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to such Borrower by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Agent any information they may have concerning such Borrower's financial status and business operations. Each Borrower further authorizes all federal, state and municipal authorities to furnish to Agent copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise.

     The officers of Lenders, or such Persons as any of them may designate, may visit and inspect any of the properties of Borrowers, examine (either by Lenders= respective employees or by independent accountants) any of the assets of Borrowers, including the books of account of Borrowers, and discuss the affairs, finances and accounts of Borrowers, with their respective officers and with their respective independent accountants, at such times as Lender may reasonably request.

     Agent may conduct at any time and from time to time, and Borrowers will fully cooperate with, field examinations of the inventory, accounts receivable and business affairs of Borrowers. After the occurrence of an Event of Default which has not been waived by Agent in writing,

Borrowers shall reimburse Agent for all of Agent's out-of-pocket costs and per diem expenses (in accordance with Agent's customary practices) incurred in connection with any such examinations.

7.14  DEFAULT UNDER OTHER INDEBTEDNESS.  No Borrower will permit any of its
----  --------------------------------
Indebtedness to be in default. If any Indebtedness of a Borrower is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of any Borrower, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrowers will immediately give Agent written notice of such declaration, acceleration or right of declaration.

7.15  PENSION PLANS.  Each Borrower shall (a) keep in full force and effect any
----  -------------
and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to such Borrower in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of such Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and (d) notify Agent immediately upon receipt by such Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Agent, promptly after the filing or receipt thereof, copies of all reports or notices which such Borrower files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.

7.16  BANK OF ACCOUNT.  Each Borrower will maintain its primary operating
----  ----------------
accounts with Mellon. At Agent=s request, Borrowers will notify Agent in writing of all deposit accounts and certificates of deposit maintained with or purchased from any other financial institution.

7.17  MAINTENANCE OF MANAGEMENT.  Each Borrower will cause its business to be
----  -------------------------
continuously managed by its present executive officers and senior management or such other Persons (serving in such management positions) as may be reasonably satisfactory to Agent.

7.18  TRANSACTIONS WITH AFFILIATES.   Except as described on SCHEDULE 7.18
----  ----------------------------                           -------------
attached hereto, no Borrower shall enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Agent. Borrower will not make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers. Borrower will cause all of its Indebtedness at any time owed to its Affiliates, shareholders, directors and officers to be subordinated in all respects to all present and future Lender Indebtedness and will not make any payments thereon, except as approved by Agent in writing.

7.19  NAME OR ADDRESS CHANGE.  No Borrower shall change its name or address
----  ----------------------
except upon thirty (30) days prior written notice to Agent.

7.20  NOTICES.  Borrowers will promptly notify Agent of (a) any action or
----  -------
proceeding brought against any Borrower wherein such action or proceeding could, if determined adversely to such Borrower, be reasonably expected to have a Material Adverse Effect (b) the occurrence of any Event of Default, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (d) the failure of a Borrower to observe any terms or conditions applicable to it under the Loan Documents, or (e) the occurrence of any event or circumstance which has, or is reasonably likely to have, a Material Adverse Effect.

7.21  ADDITIONAL DOCUMENTS AND FUTURE ACTIONS.  Borrowers will, at their cost,
----  ---------------------------------------
take such actions and provide Agent from time to time with such agreements and additional instruments, documents or information as the Agent may in its discretion deem necessary or advisable to further evidence or effect the terms of the Loan Documents.

7.22  MATERIAL ADVERSE CONTRACTS.  No Borrower will become or be a party to any
----  --------------------------
contract or agreement which has, or is reasonably likely to have, a Materially Adverse Effect.

7.23  RESTRICTIONS ON USE OF PROCEEDS.  No Borrower will carry or purchase with
----  -------------------------------
the proceeds of the Revolver any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

                          8.    FINANCIAL COVENANTS.
                          ----  -------------------

     Borrowers will comply with the following:

8.1  INDEBTEDNESS TO ADJUSTED EBITDA.  Borrowers and their Subsidiaries  shall
---  -------------------------------
maintain a ratio of consolidated Indebtedness to Adjusted EBITDA of not more than 3.25 to 1.0 as of the end of each fiscal quarter for the twelve month period then ended, commencing with the fiscal quarter ending ___________, 1998.

8.2  INDEBTEDNESS TO TANGIBLE NET WORTH.  At all times when Borrowers= Net Worth
---  ----------------------------------
is less than Twenty Million Dollars ($20,000,000.00), Borrowers shall maintain a ratio of consolidated Indebtedness to Tangible Net Worth of not more than (i)
2.75 to 1.0 as of December 31, 1998 for the fiscal year then ended; (ii) 2.5 to
1.0 as of December 31, 1999 for the fiscal year then ended; and (iii) 2.0 to 1.0 as of December 31, 2000 for the fiscal year then ended and as of each fiscal year end thereafter.

8.3  INTEREST COVERAGE RATIO.  Borrowers shall maintain an Interest Coverage
---  -----------------------
Ratio of not less than 2.0 to 1.0 as of the end of each fiscal quarter for the twelve month period then ended, commencing on the fiscal quarter ending ___________, 1998.

8.4  CURRENT RATIO.  Borrowers shall maintain a ratio of Current Assets to
---  -------------
Current Liabilities of not less than 1.10 to 1.0 as of the end of each fiscal quarter, commencing on the fiscal quarter ending ____________, 1998.

8.5  NET WORTH.  Borrowers shall maintain Net Worth of not less than:  (i)
---  ---------
$____________ as of the end of each fiscal quarter commencing on ______________, 1998 and continuing through September 30, 1998; (ii) as of December 31, 1998, an amount equal to the sum of (x) $__________ plus (y) if positive, 50% of Borrowers= consolidated net income (as determined in accordance with GAAP), for the year ended December 31, 1998; (iii) as of the end of each fiscal quarter ending March 31, 1999, June 30, 1999 and September 30, 1999, an amount not less than the minimum Net Worth required as of December 31, 1998; (iv) as of December 31, 1999, an amount equal to the sum of (x) the minimum Net Worth required as of March 31, 1999, plus (y) if positive, 50% of Borrowers= consolidated net income for the year ended December 31, 1999 (as determined in accordance with GAAP); and (v) as of the end of each fiscal quarter ending each March 31, 2000, June 30, 2000 and September 30, 2000, an amount not less than the minimum Net Worth required as of December 31, 1999; (vi) as of December 31, 2000, an amount equal to the sum of (x) the minimum Net Worth required as of March 31, 2000, plus (y) if positive, 50% of Borrowers= consolidated net income for the year ending December 31, 2000; (vii) as of the end of each fiscal quarter ending March 31, 2001, June 30, 2001 and September 30, 2001, an amount not less than the minimum Net Worth required as of December 31, 2000; (viii) as of December 31, 2001, an amount equal to the sum of (x) the minimum Net Worth required as of March 31, 2001, plus (y) if positive, 50% of Borrowers= consolidated net income for the year ended December 31, 2001 (as determined in accordance with GAAP); and (ix) as of the end of each fiscal quarter ending March 31, 2002 and thereafter, an amount not less than the Minimum Net Worth required as of December 31, 2001.

8.6  CAPITAL EXPENDITURES.  Borrowers shall not cause, suffer or permit their
---  --------------------
annual Capital Expenditures to exceed Three Million Dollars ($3,000,000.00) in any one fiscal year.

8.7  CHANGES TO FINANCIAL COVENANTS.  The Lenders may condition extension of the
---  ------------------------------
Revolver beyond the Contract Period upon revision of the foregoing financial covenants.
1.1
9.    ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS.
----  ----------------------------------------------------

     Borrowers will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of their dealings, business and affairs, and Borrowers will deliver to Agent and Lenders the following:

9.1  ANNUAL STATEMENTS.  As soon as available and in any event within ninety
---  -----------------
(90) days after the end of each fiscal year of SPI:

        1. the audited, consolidated and consolidating income and retained earnings statements of Borrowers and their Subsidiaries for such fiscal year,

        2. the audited, consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal year, and

        3. the audited, consolidated and consolidating statement of cash flow of Borrowers and their Subsidiaries for such fiscal year,

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments, together with a copy of the SPI=s Form 10-K filed with the Securities and Exchange Commission for such year. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing acceptable to Agent in the reasonable exercise of its discretion with respect to which such accountants shall deliver their unqualified opinion.

9.2  OPERATING AND CAPITAL BUDGET.  As soon as available and in any event within
---  ----------------------------
thirty (30) days after the end of each fiscal year of SPI, an operating and capital budget for the Borrowers for the next succeeding twelve (12) months, prepared by the chief financial officer of SPI. Borrowers have furnished to Lenders an initial operating and capital budget dated as of the date hereof and attached hereto as SCHEDULE 9.2 containing the information required by this
                   ------------
SECTION 9.2.  Borrowers represent and covenant that (a) the initial budget
-----------
attached hereto has been and all budgets required by this SECTION 9.2 shall be
                                                          -----------
prepared by the chief financial officer of SPI and represent, and in the future shall represent, the best available good faith estimate of Borrowers regarding the course of the business of Borrowers for the periods covered thereby; (b) the assumptions set forth in the initial budget are and the assumptions set forth in the future budgets delivered hereafter shall be reasonable and realistic based on then current economic conditions; (c) Borrowers know of no reason why Borrowers should not be able to achieve the performance levels set forth in the initial budgets, and Borrowers shall have no knowledge at the time of delivery of future budgets of any reason why Borrowers shall not be able to meet the performance levels set forth in said budgets; and (d) Borrower has sufficient capital as may be required for its ongoing businesses and to pay its existing and anticipated debts as they mature.

9.3  QUARTERLY STATEMENTS.  As soon as available and in any event within sixty
---  --------------------
(60) days after the end of each fiscal quarter of SPI:

        1. the consolidated and consolidating income and retained earnings statements of Borrowers and their Subsidiaries for such quarter;

        2. the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of the end of such quarter; and

        3. the consolidated and consolidating statement of cash flow of Borrowers and their Subsidiaries for such quarter,

setting forth in corporative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year, all in reasonable detail, subject to year-end adjustments, and certified by the chief financial officer of SPI to be accurate and to have been prepared in accordance with GAAP, together with a copy of SPI=s Form 10-Q filed with the Securities and Exchange Commission for such quarter.

9.4  AUDIT REPORTS.  Promptly upon receipt thereof, one copy of each other
---  -------------
report submitted to a Borrower or any of its Subsidiaries by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the books of a Borrower or any of its Subsidiaries.

9.5  REPORTS TO GOVERNMENTAL AGENCIES AND OTHER CREDITORS.  With reasonable
---  ----------------------------------------------------
promptness: (i) copies of all such financial statements and reports which any Borrower sends to its stockholders, and (ii) copies of all reports on Form 8-K which SPI may make to, or file with, the Securities and Exchange Commission, and
(iii) any report or statement delivered by a Borrower to any supplier or other creditor in connection with any payment restructuring.

9.6  REQUESTED INFORMATION.  To Agent, with reasonable promptness, all such
---  ---------------------
other data and information, including tax returns, in respect of the condition, operation and affairs of a Borrower as Agent may reasonably request from time to time.

9.7  COMPLIANCE CERTIFICATES.  Within the periods provided in SECTIONS 9.1 AND
---  -----------------------                                  ----------------
9.3 above, a certificate of the chief financial officer of SPI; (a) stating that
---
Borrowers have observed, performed and complied with each and every undertaking contained herein, (b) setting forth the information and computations (in sufficient detail) required in order to establish whether Borrowers were operating in compliance with the financial covenants in SECTION 8 of this
                                                        ---------
Agreement, and (c) certifying that as of the date of such certification, there does not exist any Event of Default or any occurrence or state of affairs which with the giving of notice, passage of time or both would constitute an Event of Default. Such certificate will be in the form of EXHIBIT "B" attached hereto.
                                                  -----------


              10.    ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.
              -----  -------------------------------------------

10.1  REPRESENTATIONS.  Each Borrower represents to Lenders as follows:  (a) to
----  ---------------
such Borrower=s knowledge, the Environmental Affiliates are in compliance with all Environmental Requirements and no Borrower has any knowledge of any circumstances which may prevent or interfere with such compliance in the future;
(b) to Borrower=s knowledge, the Environmental Affiliates have all licenses, permits, approvals and authorizations required under applicable Environmental Requirements; (c) there are no pending or threatened claims against any of the Environmental Affiliates or any of their assets related to the failure to comply with any Environmental Requirements, or any facts or circumstances which could give rise to such a claim; (d) no facility or property now or previously owned, operated or leased by any Environmental Affiliate is an Environmental Cleanup Site; (e) no Environmental Affiliate has treated, stored, transported, handled or disposed of Special Materials at or adjacent to any Environmental Cleanup Site; (f) there are no liens or claims for cost reimbursement outstanding or threatened against any Environmental Affiliate or any of their assets, or any facts or circumstances which could give rise to such a lien or claim; and (g) there are no facts or circumstances which, under the provisions of any Environmental Requirements, could restrict the use, occupancy or transferability of any of the facilities owned, leased or operated by any Environmental Affiliate.

10.2  REAL PROPERTY.  Each Borrower represents and warrants to Lenders that, to
----  -------------
such Borrower=s knowledge, there are no Special Materials presently located on or near any real property owned, leased or operated by any Environmental Affiliate (collectively, "REAL PROPERTY") except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Each Borrower represents to Lenders that the Real Property is not now being used nor, to the best of its knowledge, has it ever been used in the past for activities involving Special Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Without limiting the generality of the foregoing, the Real Property is not being used nor, to the best of each Borrower's knowledge, has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge).

10.3  COVENANT REGARDING COMPLIANCE.  Borrowers shall take or cause all
----  -----------------------------
Environmental Affiliates to take, at Borrowers= and such Environmental Affiliate's sole expense, such actions as may be necessary to comply with all Environmental Requirements, as hereinafter defined. If any Environmental Affiliate shall fail to take such action, Agent may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so. All sums so advanced or paid, including all sums advanced or paid by Agent in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, attorney's fees, fines, or other penalty payments, shall be at once repayable by Borrowers and all sums so advanced or paid shall become a part of the Lender Indebtedness.

     The Environmental Affiliates will maintain all licenses, permits, approvals and authorizations required under applicable Environmental Requirements. In connection with off-site treatment, storage, handling, transportation or disposal of Special Materials, the Environmental Affiliates will conduct such activities only at facilities and with carriers who operate in compliance with all Environmental Requirements and will obtain certificates of compliance or disposal from all contractors retained in connection with such activities.

10.4  NOTICES.  In the event a Borrower becomes aware of any past, present or
----  -------
future facts or circumstances which have given rise or could give rise to a claim against any Environmental Affiliate related to a failure to comply with any Environmental Requirements, Borrowers will promptly give Agent notice thereof, together with a written statement of an officer of Borrowers setting forth the details thereof and the action with respect thereto taken or proposed to be taken by the Environmental Affiliates.

10.5  INDEMNITY.  Each Borrower agrees to indemnify, defend and hold harmless
----  ---------
Agent, Lenders and their respective parents, subsidiaries, successors and assigns, and any officer, director, shareholder, employee, Affiliate or agent of Agent and/or any Lender, for all loss, liability, damage, cost and expenses, including, without limitation, attorney's fees and disbursements (including the reasonable allocated cost of in-house counsel and staff) arising from or related to (a) the release of any Special Materials at any facility at any time owned, leased or operated by a Borrower or any of its Subsidiaries, (b) the release of any Special Materials treated, stored, transported, handled, generated or disposed of by or on behalf of Borrower or any of its Subsidiaries at any third party owned site, (c) any claim against any Environmental Affiliate that they have failed to comply with all Environmental Requirements, and (d) the breach by a Borrower of any representation or covenant in this SECTION 10.
                                                     ----------

10.6  SURVIVAL.  The representations and covenants of Borrowers contained in
----  --------
this SECTION 10, including without limitation the indemnification obligation of
     ----------
Borrowers, shall survive the occurrence of any event whatsoever, including the payment of the Lender Indebtedness or any investigation by or knowledge of Agent or any Lender.

10.7  DEFINITIONS.  For purposes of the foregoing:
----  -----------

        1. "ENVIRONMENTAL AFFILIATE" means Borrowers and any other Person for whom a Borrower at any time has any liability (contingent or otherwise) with respect to any claims arising out of the failure of a Borrower or such Person to comply with all applicable Environmental Requirements.

        2. "ENVIRONMENTAL CLEANUP SITE" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.

        3. "ENVIRONMENTAL REQUIREMENTS" means any and all applicable federal, state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other Persons to Special Materials, (iii) protection of the public health and welfare from the effects of Special Materials and their products, by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

        4. "SPECIAL MATERIALS" means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended or any similar state or local law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polycholorinated biphenyls, radon, urea formaldehyde and lead-containing materials.

                         11.    CONDITIONS OF CLOSING.
                         -----  ---------------------

     The obligation of Lenders to make available the Revolver is subject to the performance by Obligors of all of their agreements to be performed hereunder and to the following further conditions:

11.1  LOAN DOCUMENTS.  Obligors and all other required Persons will have
----  --------------
executed and delivered the Loan Documents.

11.2  REPRESENTATIONS AND WARRANTIES.  All representations and warranties of
----  ------------------------------
Obligors set forth in the Loan Documents will be true at and as of the date hereof.

11.3  NO DEFAULT.  No condition or event shall exist or have occurred which
----  ----------
would constitute an Event of Default (or would, upon the giving of notice or the passage of time or both, constitute an Event of Default).

11.4  PROCEEDINGS AND DOCUMENTS.  All proceedings taken by Obligors in
----  -------------------------
connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Agent and Agent shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Each Obligor shall have delivered to Agent a certificate, in form and substance satisfactory to Agent dated the date hereof and signed on behalf of such Obligor by an officer or authorized representative of such Obligor, certifying (a) true copies of the Articles of Incorporation and bylaws, partnership agreement, operating agreement or other governing document with respect to such Obligor in effect on such date, (b) true copies of all authorizing actions taken by such party relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers or authorized representative of such Obligor authorized to execute and deliver this Agreement and the other Loan Documents. Agent may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Agent.

11.5  DELIVERY OF OTHER DOCUMENTS.  The following documents shall have been
----  ---------------------------
delivered to Agent by or on behalf of Obligors:

1.  GOOD STANDING AND TAX LIEN CERTIFICATES.  A good standing certificate of the
--  ---------------------------------------
Department of State of each jurisdiction where an Obligor is form or incorporated, certifying to the good standing of such Obligor, good standing/foreign qualification certificates from all other jurisdictions in which an Obligor is required to be qualified to do business, and tax lien certificates for each Obligor from each jurisdiction in which such Obligor is required to be qualified to do business.

2.  AUTHORIZATION DOCUMENTS.  Evidence of authorization of each Obligor=s
--  -----------------------
execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

3.  INSURANCE.  Evidence of the insurance coverage required under SECTION 7.12.
--  ---------                                                     ------------

4.  OPINION OF COUNSEL.  An opinion or opinions of counsel for Borrowers in form
--  ------------------
and content satisfactory to Agent.

5.  LIEN SEARCH.  Copies of record searches (including UCC searches and
--  -----------
judgments, suits, tax and other lien searches) acceptable to Agent.

6.  NO MATERIAL ADVERSE CHANGE.  Evidence satisfactory to the Agent that no
--  --------------------------
material adverse change has occurred with respect to the Borrowers since December 31, 1997.

7.  LICENSES AND APPROVALS.  Copies of all licenses, approvals, consents,
--  ----------------------
authorizations and filings of Borrower, required or necessary for the operation by Borrowers of their business.

8.  OTHER DOCUMENTS.  Such other documents as may be required to be submitted to
--  ---------------
Agent by the terms hereof or of any Loan Document.

9.  OPENING BALANCE SHEET.  A pro forma opening balance sheet of Borrowers,
--  ---------------------
internally prepared by the chief financial officer of SPI on a Consolidated Basis, in form approved by Agent, depicting, inter alia, the effects of the new structure of SPI, including all required capital contributions and the initial borrowing under the Revolver.

10.  ADDITIONAL CAPITAL.  Evidence satisfactory to Agent that SPI has received,
---  ------------------
following the closing of an initial public offering of the common stock of SPI, net proceeds available for the general use of SPI of not less than Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00).

12.    CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES.
-----  -----------------------------------------

     Subsequent Advances shall be conditioned upon the following conditions and each request by Borrowers for an Advance or a Letter of Credit Advance shall constitute a representation by Borrowers to Agent and Lenders that each condition has been met or satisfied:

12.1  REPRESENTATIONS AND WARRANTIES.  All representations and warranties of
----  ------------------------------
Obligors contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each request for an advance shall constitute reaffirmation by Obligors that such representations and warranties are then true.

12.2  NO DEFAULT.  No condition or event shall exist or have occurred at or as
----  ----------
of the date of such advance which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

12.3  OTHER REQUIREMENTS.  Agent shall have received all certificates,
----  ------------------
authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Agent may reasonably request.

                         13.    DEFAULT AND REMEDIES.
                         -----  --------------------

13.1  EVENTS OF DEFAULT.  The occurrence of any one or more of the following
----  -----------------
events shall constitute an Event or Events of Default hereunder:

        1. The failure of a Borrower to pay any amount of principal or interest on any Note, or any fee or other sums payable hereunder, or any other Lender Indebtedness, within five (5) calendar days of the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise;

        2. The failure of an Obligor to duly perform or observe any obligation, covenant or agreement applicable to it contained herein or in any other Loan Document, and such failure is not cured within fifteen (15) calendar days of delivery by Agent to Borrowers of written notice of such failure; provided,
                                                                  --------
however, that such notice and opportunity to cure is expressly inapplicable to,
-------
and an Event of Default shall arise immediately upon the occurrence of, any of the following: (i) any failure which is incapable of cure, (ii) any failure to comply with any of the covenants of SECTION 8, (iii) any failure which was
                                    ---------
willfully caused by a Borrower, and (iv) any event or circumstance which constitutes an Event of Default under some other subparagraph of this SECTION
                                                                      -------
13.1;
----

        3. The failure of any Obligor to pay any Indebtedness for borrowed money due to any third Person in the principal amount of $100,000.00 or more, individually or in the aggregate, or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding any Obligor after the expiration of any notice and/or grace periods permitted in such documents;

        4. The failure of any Obligor to pay or perform any other obligation to any Lender under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

        5. The adjudication of any Obligor as a bankrupt or insolvent, or the entry of an Order for Relief against any Obligor or the entry of an order appointing a receiver or trustee for any Obligor of any of its property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction or any foreign nation or political subdivision thereof, if applicable;

        6. A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or, unless dismissed within 60 days of filing, against, any Obligor or any Obligor makes an assignment for the benefit of creditors, or any Obligor takes any action to authorize any of the foregoing;

        7. The suspension of the operation of any Obligor=s present business, or any Obligor becoming unable to meet its debts as they mature, or the admission in writing by any Obligor to such effect, or any Obligor calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

        8. Assets of any Obligor with a value of Fifty Thousand Dollars ($50,000.00) or more (individually or in the aggregate) are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

        9. The entry of a final judgment for the payment of money in the amount of $50,000.00 or more (individually or in the aggregate) against any Obligor which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

        10. Any representation or warranty of any Obligor in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by any Obligor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

        11. Any Obligor voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

        12. Any Obligor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts such Obligor from conducting all or any material part of its business;

        13. A breach by any Obligor occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between any Obligor and any other Person and such breach is reasonably likely to have a Material Adverse Effect;

        14. Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of any Obligor for more than thirty (30) consecutive days;

        15. The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by any Obligor, which loss, suspension, revocation or failure to renew will, or is reasonably likely to, have a Material Adverse Effect;

        16. Any breach by any Obligor or any creditor of its obligations under any subordination agreement now or hereafter executed in favor of any Lender; or

        17. The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by any Obligor or any Obligor denies that it has any or any further liability or obligation hereunder or thereunder.

13.2  REMEDIES.  At the option of the Agent and subject to the requirements of
----  --------
ARTICLE 14 below, upon the occurrence of an Event of Default, or at any time
----------
thereafter:

        1. The entire unpaid principal of the Revolver, all other Lender Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Obligors to Lenders hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

        2. The Revolver will immediately terminate and Borrower will receive no further extensions of credit thereunder;

        3. Agent may increase the interest rate on the Revolver to the applicable Default Rates set forth herein, without notice; and/or

        4. Agent may exercise each and every right and remedy granted to it under the Loan Documents or under any applicable law or at equity.

     If an Event of Default occurs under SECTION 13.1(E) or (F), all Lender
                                         ---------------    ---
Indebtedness shall become immediately due and payable.

13.3  SET-OFF.  Without limiting the rights of Agent or Lenders under applicable
----  -------
law, Agent and each Lender has and may exercise a right of set-off, a lien against and a security interest in all property of Obligors now or at any time in Agent's or any Lender's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Agent or any Lender, as security for all Lender Indebtedness. At any time and from time to time following the occurrence of an Event of Default, Agent and each Lender may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Agent or any Lender to or for the credit of any Obligor against any or all of the Lender Indebtedness.

     If any bank account of an Obligor with any Lender is attached or otherwise liened or levied upon by any third party, such Lender need not await the running of any applicable grace period hereunder, but such Lender shall have and be deemed to have the immediate right of set-off and may apply the funds or amount thus set-off against such Obligor's respective obligations to the Lenders.

13.4  DELAY OR OMISSION NOT WAIVER.  Neither the failure nor any delay on the
----  ----------------------------
part of Agent or any Lender to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Agent or any Lender. No single, partial or full exercise of any rights, remedies, powers and privileges by the Agent or any Lender shall preclude further or other exercise thereof. No course of dealing between Agent or any Lender and Obligors shall operate as or be deemed to constitute a waiver of Agent's or any Lender's rights under the Loan Documents or affect the duties or obligations of Obligor.

13.5  REMEDIES CUMULATIVE; CONSENTS.  The rights, remedies, powers and
----  -----------------------------
privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Agent's and Lender's favor at law or in equity. Whenever the Agent's or any Lender's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Agent and such Lenders.

13.6  CERTAIN FEES, COSTS, EXPENSES AND EXPENDITURES.  Borrowers agree to pay on
----  ----------------------------------------------
demand all costs and expenses of Agent and/or Lenders, as applicable, including without limitation:

        1. all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, reasonable attorney=s fees and expenses), and the cost of periodic lien searches and tax clearance certificates, as Agent deems advisable;

        2. all losses, costs and expenses incurred by Agent and/or Lenders in connection with the enforcement, protection and preservation of the Lenders' rights or remedies under the Loan Documents, or any other agreement relating to any Lender Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Lenders (including without limitation court costs, attorney's fees and expenses of accountants and appraisers); and

        3. any and all stamp and other taxes payable or determined to be payable by Agent and/or Lenders in connection with the execution and delivery of the Loan Documents, and all liabilities to which Agent or any Lender may become subject as the result of delay in paying or omission to pay such taxes.

     In the event Borrowers shall fail to pay taxes, insurance, assessments, costs or expenses which they are required to pay hereunder, or under the other Loan Documents, or fail to keep their assets and property free from security interests or liens (except as expressly permitted herein), or otherwise breach any obligations under the Loan Documents, Agent in its discretion, may make expenditures for such purposes and the amount so expended (including attorney's fees and expenses, filing fees and other charges) shall be payable by Borrowers on demand and shall constitute part of the Lender Indebtedness.

     With respect to any amount required to be paid by Borrowers under this

SECTION 13.6, in the event Borrowers fail to pay such amount on demand, Borrower
------------
shall also pay to Agent for the pro rata benefit of Lenders interest thereon at the default rate set forth herein for the Revolver (for Federal Funds Based Advances). Borrowers= obligations under this SECTION 13.6 shall survive
                                              ------------
termination of this Agreement.

13.7  TIME IS OF THE ESSENCE.  Time is of the essence in Obligors= performance
----  -----------------------
of their obligations under the Loan Documents.

13.8  ACKNOWLEDGMENT OF CONFESSION OF JUDGMENT PROVISIONS.  BORROWERS
----  ---------------------------------------------------
ACKNOWLEDGE AND AGREE THAT THE NOTES AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY AGENT MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWERS. BEING FULLY AWARE OF THEIR RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THEM BY AGENT AND LENDERS UNDER THE NOTES AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, BORROWERS HEREBY WAIVE THESE RIGHTS AND AGREE AND CONSENT TO AGENT ENTERING JUDGMENT AGAINST BORROWERS BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT BORROWERS= LIABILITY TO REIMBURSE AGENT AND LENDERS FOR ALL LEGAL FEES ACTUALLY INCURRED BY AGENT AND LENDERS, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

                                 14.    AGENT.
                                 -----  -----

14.1  APPOINTMENT OF AGENT.  Each Lender hereby designates Agent to act as Agent
----  --------------------
for such Lender under this Agreement and the Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of a Note by the acceptance of such Note shall be deemed irrevocably to authorize, Agent to take such action on its behalf under the provisions of this Agreement, the Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Except as expressly set forth in this Agreement to the contrary, Borrowers are authorized by Lenders to deal solely with Agent in all matters which affect Lenders under this Agreement and the other Loan Documents.

14.2  HOLDING OF COLLECTIONS.  Except as otherwise permitted under the Loan
----  ----------------------
Agreement, Agent shall hold all payments of principal and interest, fees, costs, expenses and collections received pursuant to this Agreement or the other Loan Documents, for the pro rata benefit of the Lenders in accordance with their respective Pro Rata Percentages. To the extent any other Lender from time to time holds any of the foregoing, it shall hold the same for the pro rata benefit of all Lenders in accordance with their respective Pro Rata Percentages.

14.3  FEES.  All fees payable under this Agreement and the Loan Documents shall
----  ----
be for the pro rata benefit of the Lenders in accordance with their respective Pro Rata Percentages, except as follows:

        1. All confirmation fees, negotiation fees and other charges (except for issuance and renewal fees) payable by Borrowers in connection with Letters of Credit issued under the Loan Agreement shall be retained in full by the Issuing Bank.

        2. All structuring, arranging and agent fees described as payable to Agent under the Commitment shall be retained by Agent.

14.4  COLLECTIONS AND DISBURSEMENTS.
----  -----------------------------

        1. The Agent will have the right to collect and receive all payments of the Lender Indebtedness, and to collect and receive all reimbursements for draws made under the Letters of Credit, together with all fees, charges or other amounts due to Agent and/or Lenders under the Loan Agreement and the other Loan Documents. If Agent should for any reason receive less than the full amount of the interest or other compensation due under the Loan Documents, each Lender's share of such interest or compensation shall decrease in proportion to each Lender's Pro Rata Percentage.

        2. If any such payment received by the Agent is rescinded, determined to be unenforceable or invalid or is otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement and the other Loan Documents, each Lender will, upon written notice from the Agent, promptly pay over to the Agent its Pro Rata Percentage of the amount rescinded, held unenforceable or invalid or required to be returned, together with interest and other fees thereon if also required to be rescinded or returned. If Agent does not receive such sums from any Lender within one (1) Business Day after receipt by such Lender of the written notice from Agent referred to above, Agent shall also be entitled to receive from such Lender interest on such amount at a per annum rate equal to the Federal Funds Effective Rate during the period commencing on the date of receipt by such Lender of such written notice from Agent and ending on (but excluding) the date Agent recovers such amount.

        3. All payments by the Agent and the Lenders to each other hereunder or under the Loan Documents shall be in immediately available funds. The Agent will at all times maintain proper books of account and records reflecting the interest of each Lender in the Lender Indebtedness, in a manner customary to the Agent's keeping of such records, which books and records shall be available for inspection by each Lender at reasonable times during normal business hours and after reasonable prior notice, at such Lender's sole expense.

        4. All payments received by Agent from Borrowers following the occurrence of an Event of Default shall be applied, first to reasonable expenses incurred by Agent as provided in SECTION 14.16 below, then to all sums due
                                 -------------
Issuing Bank as set forth in SECTION 2.4 above, then to fees payable to Agent,
                             -----------
then to accrued but unpaid fees in accordance with each Lender's Pro Rata Percentage (to the extent Lenders share in such fees), then to accrued but unpaid interest on the Lender Indebtedness in accordance with each Lender's Pro Rata Percentage, then to the principal balance of the Lender Indebtedness in accordance with each Lender's Pro Rata Percentage and then to expenses, if any, incurred by Lenders (to the extent subject to reimbursement by Borrowers under the Loan Documents) in accordance with their Pro Rata Percentages.

        5. To the extent necessary for each Lender's actual percentage of all outstanding Loans to equal its applicable Pro Rata Percentage, the Lender which obtains a greater share of any payments (by set-off or otherwise) than its applicable Pro Rata Percentage shall acquire a participation in the applicable outstanding balances of the Pro Rata Shares of the other Lenders as determined by Agent in order that such Lender's percentage of outstanding Loans is equal to its Pro Rata Percentage.

14.5  DELEGATION OF DUTIES; DISCRETION; INSTRUCTIONS.  Agent may perform any of
----  ----------------------------------------------
its duties hereunder or under the Loan Documents by or through its agents or employees. As to any matters not expressly provided for by the Loan Documents or this Agreement, the Agent may exercise its discretion to take or refrain from taking any action. If Agent is required to act or to refrain from acting under the terms of this Agreement upon the instructions of all Lenders or the Required Lenders, as applicable, it shall be fully protected in so acting or refraining from acting upon the required instructions. Notwithstanding the foregoing, Agent shall not be required to take any action which exposes Agent to liability or which is contrary to any of the Loan Documents or applicable law. Agent may require that it be furnished with an indemnification from each Lender for such Lender's Pro Rata Percentage of such liability, in form reasonably satisfactory to Agent as a condition of Agent acting or refraining from acting upon the instructions of all Lenders or the Required Lenders, as applicable. If Agent is one of the Lenders, an indemnification from Agent to itself will not be required.

14.6  NATURE OF DUTIES.  Agent shall have no duties or responsibilities except
----  ----------------
those expressly set forth in this Agreement and the Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (a) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence or willful misconduct, or (b) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by any Obligor or any officer or representative thereof contained in any of the Loan Documents or in any certificate, report, statement or other documents referred to or provided for in, or received by Agent or any Lender under or in connection with, this Agreement or any of the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Loan Documents, or for any failure of any Obligor to perform their obligations under the Loan Documents or for the financial condition of any Obligor. Any liability of the Agent to the Lenders hereunder or under any of the Loan Documents shall be limited only to direct loss or liability suffered by such Lender and shall not be for indirect, consequential or incidental liability. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Loan Documents, or to inspect the properties, books or records of any Obligor. Except as expressly provided herein and in the Loan Documents, the duties of the Agent shall be mechanical and administrative in nature. Agent shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Lender. Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligation in respect of this Agreement, except as expressly set forth herein and in the Loan Documents.

14.7  LACK OF RELIANCE ON THE AGENT.  Independently and without reliance upon
----  -----------------------------
Agent or any other Lender, each Lender has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of Borrowers in connection with the extension of credit to the Borrowers and the continuance of such credit facilities and the taking or not taking of any action in connection herewith, and (b) its own appraisal of the credit worthiness of Borrowers. Agent shall have no duty or responsibility either initially or on a continuing basis, to provide Lenders with any credit or other information with respect thereto, coming into its possession. Lenders acknowledge and agree that Agent has not made any representations or warranties to any Lender regarding the financial conditions, affairs or creditworthiness of Borrowers.

14.8  RESIGNATION.  Agent may resign on thirty (30) days' prior written notice
----  -----------
to each of the Lenders. Upon any resignation of Agent, the Required Lenders shall have the right to appoint a successor Agent. Upon the acceptance of the appointment as a successor Agent, such successor Agent shall succeed to and become vested with all rights, powers, obligations and duties of the resigning Agent and the resigning Agent shall be discharged from all of its obligations hereunder.

14.9  CERTAIN RIGHTS OF AGENT.  If Agent shall request instructions from the
----  -----------------------
Lenders with respect to any act or action (including failure to act) in connection with the Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from all Lenders or the Required Lenders, as applicable. Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting in accordance with the written instructions of all Lenders or the Required Lenders, as applicable. All requests for instructions by Agent and all responses by the Lenders to such requests must be in writing, which writing may include a telecopied transmission.

14.10  RELIANCE.  Agent shall be entitled to rely, and shall be fully protected
-----  --------
in relying, upon any notice, writing, resolution, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement, the Loan Documents and its duties hereunder and thereunder, upon the advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.11  NOTICE OF DEFAULT.  Agent shall not be deemed to have knowledge or notice
-----  -----------------
of the occurrence of any Event of Default under the Loan Documents unless Agent has received written notice from a Lender or Borrower referring to the Loan Documents, describing such Event of Default and stating that such notice is a "notice of default". In the event that any Lender shall have "actual knowledge" of the occurrence of any Event of Default, such Lender shall promptly notify Agent in writing. Upon such notice of the occurrence of an Event of Default, Agent shall promptly give notice thereof to the Lenders. For purposes hereof, a Lender shall be deemed to have "actual knowledge" if any such information is known to an officer of such Lender responsible for the credit facilities contemplated hereunder.

14.12  THE AGENT IN ITS CAPACITY AS LENDER.  With respect to the advances and
-----  -----------------------------------
credit accommodations made by Mellon to Borrower under the Loan Documents and Mellon=s Note, Mellon shall have the same rights and powers hereunder as any other Lender as if it were not performing the duties as Agent specified herein; and the term "LENDER" or any similar terms shall, unless the context clearly otherwise indicates, include Mellon in its individual capacity as a Lender.

14.13  OTHER LOANS.  Agent may engage in other business with Obligors as if it
-----  -----------
were not performing the duties specified herein, and may accept fees and other consideration from Obligors for services in connection therewith without having to account for the same to the Lenders. In the event that any Lender obtains collateral (which does not secure the Revolver under the terms of the Loan Documents) to secure any other loan or credit accommodation extended by such Lender to an Obligor and such other collateral also secures any of the Lender Indebtedness, such Lender may apply the proceeds of such other collateral towards payment of all other obligations of such Obligor to such Lender before applying any proceeds thereof to any Lender Indebtedness for the pro rata benefit of the Lenders. Notwithstanding the foregoing, any items or funds against which a Lender or Lender Affiliate exercises a right of set-off or turnover under SECTION 13.3 of this Agreement shall be applied toward the Lender
               ------------
Indebtedness. In the event that any Lender extends credit accommodations to an Obligor other than in connection with the transactions contemplated in this Agreement, and such credit accommodations are secured by any collateral hereafter obtained for the Revolver, such Lender agrees that all proceeds of such collateral shall be used first to pay all Lender Indebtedness incurred in connection with the transaction contemplated in this Agreement.

14.14  DISCLOSURE OF INFORMATION; AUDITS.  Each Lender, at the request of
-----  ---------------------------------
another Lender, will share with such other Lender such financial and other information in the possession of the Lender regarding the Obligors as may be reasonably requested by another Lender. Borrower consents to the disclosure of all of such information. To the extent any Lender performs an audit of the financial condition and operations of any Obligor or the assets of any Obligor, such Lender shall make the results of such audit available to the other Lenders. Notwithstanding the foregoing, no Lender shall have any liability to the other Lenders related to the audit performed by such Lender except for errors in connection with such audit which constitute gross negligence or willful misconduct by the Lender or Lender's agent performing such audit.

14.15  ACTIONS BY AGENT.
-----  ----------------

1.  Subject to the other provisions of ARTICLE 14 of this Agreement, Agent shall
                                       ----------
have the sole and exclusive right and obligation to service and administer the Lender Indebtedness and the Loan Documents, including, without limitation, the right to (i) exercise all rights, remedies, privileges and options under the Loan Documents, including, without limitation, the right to determine whether Advances are to be made hereunder and whether any Letters of Credit should be issued, amended, extended or reinstated or whether draws should be honored thereunder; and (ii) on behalf of Lenders, enter into or provide written waivers, consents or elections to or under any of the Loan Documents.

2.  Notwithstanding the provisions of SUBSECTION (a) above, Agent shall not,
                                      --------------
without the prior written consent of all Lenders:

        1. increase the Maximum Amount, decrease the interest rates provided in the Loan Agreement or extend the Contract Period;

        2. amend, alter or modify this SECTION 14.15(b), the definition of
                                       ----------------
"REQUIRED LENDERS"or the terms of SECTION 7.9;
                                  -----------

        3. decrease the amount or extend the payment terms of any fees required to be paid by Borrower hereunder or under the Loan Agreement (except fees payable solely to Agent or its Affiliates); or

        4. release any Obligor from its obligations with respect to all Lender Indebtedness except in connection with the termination of the Loan Agreement and repayment of all Lender Indebtedness.

3. Notwithstanding the provisions of SUBSECTION 14.15(a) above, Agent shall
                                             -------------------
not, without the prior written consent of the Required Lenders, enter into any written amendment of, or waive any Obligor=s noncompliance with, any covenants of such Obligor under the Loan Documents or waive any Event of Default.

4.  Any action taken in accordance with the terms of this SECTION 14.15,
                                                          -------------
including any amendment, supplement, waiver, consent or election, shall apply equally to each of the Lenders and shall be binding upon the Lenders, the Agent and all participants. In the case of any waiver of any Event of Default, the Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

5. After the occurrence of an Event of Default, Agent shall take such action as may be directed by the Required Lenders, provided that until it receives such direction, Agent shall have the sole and exclusive right, with communication (to the extent reasonably practicable under the circumstances) with all Lenders, to exercise or refrain from exercising any and all rights, remedies, privileges and options under the Loan Documents and available at law or in equity as Agent shall deem advisable in the best interest of the Lenders to protect and enforce the rights of the Agent and the Lenders and collect the Lender Indebtedness, including, without limitation, instituting and pursuing all legal actions against Obligors, or defending any and all actions brought by any Lender or other Person, or incurring expenses or otherwise making expenditures to protect the Lender Indebtedness.

6. To the extent Agent is required to obtain or otherwise elects to seek the consent of Lenders to an action Agent desires to take, if any Lender fails to notify Agent, in writing, of its consent or dissent to any request of Agent hereunder within five (5) Business Days of such Lender's receipt of such written request (which may include a telecopied transmission), such Lender shall be deemed to have given its consent thereto. If any Lender will not consent to such action, Mellon shall have the right, but not the obligation, to purchase through itself or any Affiliate such Lender's Pro Rata Share for an amount equal to the outstanding principal balance thereof, plus all accrued and unpaid interest thereon.

              14.16  SHARING OF RISK; INDEMNIFICATION; EXPENSES.
              -----  ------------------------------------------

1. To the extent Agent is not reimbursed by Obligors, the Lenders will reimburse and indemnify the Agent in proportion to their respective Pro Rata Percentages, for and against any and all liabilities, obligations, losses (except the failure of the Agent to receive the fees which are to be retained by Agent in full), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, attorneys' fees, which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or under the Loan Documents, or in any way relating to or arising out of this Agreement or the Loan Documents, provided, however, that Lenders shall have no obligation to reimburse Agent for
--------  -------
liabilities, losses or damages which have been determined by a court of competent jurisdiction to have resulted directly from actions or omissions of Agent which constitute gross negligence or willful misconduct.

2. All reasonable out-of-pocket costs and expenses incurred by Agent and not reimbursed on demand by Obligors, in connection with the creation, amendment, administration, termination and enforcement of the Lender Indebtedness and/or the exercise of the Agent's rights and duties hereunder or under the Loan Documents (including, without limitation, audit expenses, counsel fees and expenditures to protect, preserve and defend Agent's and each Lender's rights and interest under the Loan Documents) shall be shared and paid on demand by Lenders, pro rata based on their respective Pro Rata Percentages. Any such sums not paid on demand shall accrue interest at the Federal Funds Effective Rate until paid.

3. Agent may deduct from payments or distributions to be made to Lenders such funds as may be necessary to pay or reimburse Agent for the reimbursement, indemnification and expense obligations of the Lenders described in this SECTION
                                                                         -------
14.16.
-----

14.17  CONSULTATION WITH COUNSEL.  The Agent may consult with legal counsel and
-----  -------------------------
any other profession advisors or consultants deemed necessary or appropriate and selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

14.18  DOCUMENTS.  The Agent shall not be under a duty to examine or pass upon
-----  ---------
the effectiveness, genuineness or validity of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. In addition the Agent shall not be liable for failing to make any inquiry concerning the accuracy, performance or observance of any of the terms, provisions or conditions of any other Loan Documents or other such instrument or document.

14.19  SEVERAL OBLIGATIONS.  The obligation of each Lender is several, and
-----  -------------------
neither the Agent nor any other Lender shall be responsible for any obligation or commitment hereunder of any other Lender.

14.20  NO THIRD PARTY BENEFICIARY.  The provisions of ARTICLE 14 of this
-----  --------------------------                     ----------
Agreement are intended solely for the benefit of Agent and Lenders and not for the benefit of any third party, including without limitation, any Obligor and any amendment to ARTICLE 14 of this Agreement shall not require the consent of
                 ----------
any Obligor.

14.21  PARTICIPATIONS AND ASSIGNMENTS.
-----  ------------------------------

        1. Each Lender may at any time grant participations of its Pro Rata Share in and to its interests under this Agreement (collectively, "PARTICIPATIONS") to any other lending office of such Lender or to any other bank, lending institution or other entity which the granting Lender reasonably determines has the requisite sophistication to evaluate the merits and risks of investments in Participations ("PARTICIPANTS"); provided, however, that: (i) all
                                                --------  -------
amounts payable by the Borrowers to each Lender hereunder and voting rights of each Lender hereunder shall be determined as if such Lender had not granted such Participation; (ii) any agreement pursuant to which any Lender may grant a Participation (A) shall provide that such Lender is not delegating and therefore shall retain the sole right and responsibility to exercise all of its rights and privileges under this Agreement, including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement and (B) shall not release or discharge such Lender from its duties and obligations, which shall remain absolute, hereunder, including its obligation to make advances hereunder; and (iii) upon entering into any such Participation, the Lender granting such participation shall give thirty (30) days prior written notice thereof to Agent.

        2. Each Lender may at any time assign up to 50% of the original portion of its Pro Rata Share (together with its rights and obligations with respect thereto) and its right, title and interest therein and in and to this Agreement and the other Loan Documents to a Lender or any Affiliate of a Lender, or to any other bank or financial institution, in each case with thirty (30) days prior written notice to Agent and subject to the prior written consent of the Agent which shall not be unreasonably withheld; provided, however, that (i) any
                                          --------  -------
assignment to another Lender (which is then a party to this Agreement) or to any other bank or financial institution shall be in the minimum amount of $5,000,000.00; (ii) the parties to such assignment shall execute such assignment or other documents reasonably requested by Agent and Obligors shall execute such replacement Notes, amendments and other items as may be requested by Agent, including, without limitation, amendments to SCHEDULE B of this Agreement to reflect any transfers;
                          ----------
(iii) the parties to the assignment shall pay Agent a processing fee of $3,500.00 at the time of providing such assignment to Agent; and (iv) at no time shall Mellon make any assignment of its Pro Rate Share if, as a result of such assignment, Mellon=s Pro Rata Share would be less than the Pro Rata Share then held by PNC Bank, National Association. Provided that no Event of Default has occurred, any assignment by a Lender of its Pro Rata Share to a Person who is not already a Lender shall be subject to Borrower=s consent, which consent shall not be unreasonably withheld or delayed by Borrower.

        3. Notwithstanding anything to the contrary contained herein, each Lender may at any time collaterally assign all or any portion of its rights under this Agreement and its Note to any Federal Reserve Bank to secure overnight deposits, provided that no such assignment shall release the assigning Lender from its obligations hereunder.

                      15.    COMMUNICATIONS AND NOTICES.
                      -----  --------------------------

15.1  COMMUNICATIONS AND NOTICES.  All notices, requests and other
----  --------------------------
communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

    To Borrowers:   c/o Specialty Products and Insulation Co.
                    1097 Commercial Ave.
                    P.O. Box 576
                    East Petersburg, PA  17520
                    Attention:  Michael J. Hughes, Vice-President and CFO
                    Telecopier: (717) 519-4046

    With a copy to: Barley, Snyder, Senft, Cohen LLC
                    126 E. King St.
                    Lancaster, PA  17602-2893
                    Attention:  Paul G. Mattaini, Esq.
                    Telecopier:  (717) 291-4660

    To Agent:       Mellon Bank, N.A.
                    Middle Market Banking, Commonwealth Region
                    10 South Second Street
                    P.O. Box 1010
                    Harrisburg, PA  17108-1010
                    Attention:  Joseph N. Butto, Vice President
                    Telecopier: (717) 777-3363

    With a copy to: Wolf, Block, Schorr and Solis-Cohen LLP
                    350 Sentry Parkway, Building 640
                    Blue Bell, Pennsylvania  19422
                    Attention:  Katherine F. Bastian, Esquire
                    Telecopy Number:  (610) 238-0305/0374

     To Lenders at their addresses set forth on SCHEDULE B hereto.
                                                ----------

                                16.    WAIVERS.
                                -----  -------

16.1  WAIVERS.  IN CONNECTION WITH ANY PROCEEDINGS UNDER THE LOAN DOCUMENTS,
----  -------
INCLUDING WITHOUT LIMITATION ANY ACTION IN REPLEVIN, FORECLOSURE OR OTHER COURT PROCESS OR IN CONNECTION WITH ANY OTHER ACTION RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, EACH OBLIGOR WAIVES:

        1. all procedural errors, defects and imperfections in such proceedings;

        2. all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

        3. all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Loan Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Agent;

        4. presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Notes;

        5. any requirement for bonds, security or sureties required by statute, court rule or otherwise; and

        6. all rights to claim or recover attorney's fees and costs in the event that any Obligor is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession.

16.2  FORBEARANCE.  Subject to the provisions of ARTICLE 14 above, Agent may
----  -----------                                ----------
release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Obligors.

                      17.    SUBMISSION TO JURISDICTION.
                      -----  --------------------------

17.1  SUBMISSION TO JURISDICTION.  Each Borrower hereby consents to the
----  --------------------------
exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that, subject to the Agent's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and each Borrower waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waive personal service of any and all process upon it and consents that all such service of process be made by mail or messenger directed to them at the address set forth in SECTION 15.1. Nothing
                                                       ------------
contained in this SECTION 17.1 shall affect the right of Agent to serve legal
                  ------------
process in any other manner permitted by law or affect the right of Agent to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction.

                             18.    MISCELLANEOUS.
                             -----  -------------

18.1  BROKERS.  The transaction contemplated hereunder was brought about and
----  -------
entered into by Agent, Lenders and Obligors acting as principals and without any brokers, agents or finders being the effective procuring cause hereof.
Borrowers represent to Agent and Lenders that Borrowers have not committed Agent or Lenders to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Agent or Lenders by any broker, finder or agent or any other Person claiming by, through or under a Borrower or based on any actions or agreement by a Borrower, Borrowers agrees to indemnify, defend and hold Agent or Lenders harmless against any such claim, at Borrowers= own cost and expense, including Agent's and/or Lenders' attorneys' fees. Borrowers further agree that until any such claim or demand is adjudicated in Agent's and/or Lenders' favor, the amount claimed and/or demanded shall be deemed part of the Lender Indebtedness.

18.2  USE OF LENDERS' NAMES.  No Obligor  shall use Agent's or any Lender's name
----  ---------------------
or the name of any of Lenders' Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

18.3  NO JOINT VENTURE.  Nothing contained herein is intended to permit or
----  ----------------
authorize any Obligor to make any contract on behalf of any Lender nor shall this Agreement be construed as creating a partnership, joint venture or making any Lender an investor in any Obligor.

18.4  SURVIVAL.  All covenants, agreements, representations and warranties made
----  --------
by Obligors in the Loan Documents or made by or on their behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Agent or any Lender on its behalf and the making by Agent of the Loans to Borrowers. All statements contained in any certificate, statement or other document delivered by or on behalf of Obligors pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Obligors.

18.5  NO ASSIGNMENT.  No Obligor may assign any of its rights hereunder and
----  -------------
Lenders shall not be required to lend hereunder except to Borrowers as they presently exist.

18.6  BINDING EFFECT/JOIN AND SEVERAL LIABILITY.  This Agreement and all rights
----  -----------------------------------------
and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. All obligations, covenants, and agreements of Borrowers, or any of them, herein are and shall be the joint and several obligation of each Borrower.

18.7  SEVERABILITY. The provisions of this Agreement and all other Loan
----  ------------
Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

18.8  NO THIRD PARTY BENEFICIARIES.  The rights and benefits of this Agreement
----  ----------------------------
and the Loan Documents shall not inure to the benefit of any third party.

18.9  MODIFICATIONS.  No modification of this Agreement or any of the Loan
----  -------------
Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

18.10  HOLIDAYS.  If the day provided herein for the payment of any amount or
-----  --------
the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

18.11  LAW GOVERNING.  This Agreement has been made, executed and delivered in
-----  -------------
the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

18.12  INTEGRATION.  The Loan Documents shall be construed as integrated and
-----  -----------
complementary of each other, and as augmenting and not restricting Agent's or Lender's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

18.13  EXHIBITS AND SCHEDULES.  All exhibits and schedules attached hereto are
-----  ----------------------
hereby made a part of this Agreement.

18.14  HEADINGS.  The headings of the Articles, Sections, paragraphs and clauses
-----  --------
of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

18.15  COUNTERPARTS.  This Agreement may be executed in any number of
-----  ------------
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

18.16  WAIVER OF RIGHT TO TRIAL BY JURY.  BORROWERS, AGENT AND EACH LENDER WAIVE
-----  --------------------------------
ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PARTIES WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS, AGENT AND EACH LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS, AGENT AND EACH LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                              BORROWERS:

                              SPECIALTY PRODUCTS & INSULATION CO.


                              By:
                              Name/Title:

                              Attest:
                              Name/Title:






                              By:
                              Name/Title:

                              Attest:
                              Name/Title:

                              MELLON BANK, N.A., as Agent


                              By:  ________________________________________

                              Name/Title:__________________________________


                              MELLON BANK, N.A., as Issuing Bank


                              By:  ________________________________________

                              Name/Title:__________________________________

                              MELLON BANK, N.A., as Lender


                              By:  ________________________________________

                              Name/Title:__________________________________


                              PNC BANK, NATIONAL ASSOCIATION, as Lender


                              By:  ________________________________________

                              Name/Title:__________________________________

                                 SCHEDULE A
                                 ----------



                                  APPLICABLE
                         MARGINS, APPLICABLE USAGE FEE
                             AND APPLICABLE LC FEE




Indebtedness to
EBITDA                  Tier        LIBOR        Federal        Prime          Usage       Letter of
Ratio                               Margin        Funds         Margin      Fee % (per     Credit Fee
                                                  Margin                      annum)
------------------------------------------------------------------------------------------------------
Less than or equal
 to 1.00                  I         0.75%          1.00%          0.25%          0.10%          0.75%
---------------------------------------------------------------------------------------------------------
Greater than 1.00
 but less than or        II         1.00%          1.25%          0.50%          0.15%          1.00%
 equal to 2.00
---------------------------------------------------------------------------------------------------------
Greater than 2.00
 but less than or       III         1.50%          1.75%          0.75%          0.20%          1.50%
 equal to 3.00
---------------------------------------------------------------------------------------------------------
Greater than 3.00
                         IV         2.00%          2.25%          1.00%          0.25%          2.00%
---------------------------------------------------------------------------------------------------------

                                 SCHEDULE B
                                 ----------


                                  PRO RATA               PRO RATA
LENDER                           PERCENTAGE                SHARE
----------------------------------------------------------------------
Mellon Bank, N.A.                 58.333%  [CONFIRM]   $17,500,000.00
PNC Bank, National Association    41.666%              $12,500,000.00

     TOTAL                       100.000%              $30,000,000.00
                                 =======               ==============


                                 LENDERS AND ADDRESSES
                                 ---------------------


                    Mellon Bank, N.A.
                    Middle Market Banking, Commonwealth Region
                    10 South Second Street
                    P.O. Box 1010
                    Harrisburg, PA  17108-1010
                    Attention:  Joseph N. Butto, Vice President
                    Telecopier: (717) 777-3363

                    PNC Bank, National Association
                    4242 Carlisle Pike
                    Camphill, PA  17011
                    Attention:  Tom Dilworth, Vice-President
                    Telecopier:  (717) 730-2387

 With a copy to:    PNC Bank, National Association
                    1600 Market Street, 28th Floor
                    Philadelphia, PA  19103
                    Attention:  Stephen D. Chopnick, Senior Counsel
                    Telecopier:  (215) 585-8713